UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

NOVEMBER 27, 2007
Date of Report (Date of earliest event reported)

NEXTGEN BIOSCIENCE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51935	Not Applicable
(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46 Aldgate High Street, EC3N 1AL, London, England
(Address of principal executive offices)

+44(0)•207•744•7711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

__________

EXPLANATORY NOTE

This amendment to our Current Report on Form 8-K filed December 3, 2007 with the SEC is filed to correct an error in the second risk factor set out in the document relating to the raising of additional funds to remove the reference to a collaboration with a drug company which was inadvertently included. For clarity, the Company has not entered into any collaboration with the pharmaceutical company that was inadvertently named. No other amendments have been made to the disclosure in the document.

FORWARD-LOOKING STATEMENTS

Much of the information included in this Current Report on Form 8-K (the “Current Report”) includes or is based upon estimates, projections or other “forward looking statements”. Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled “Risk Factors” below, that may cause our or our Company’s actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01         Completion of Acquisition or Disposition of Assets.

As used in this Current Report: (i) the terms the “Company”, “our company”, “we”, “us”, “our” and “NextGen” refer to NextGen Bioscience Inc., (formerly InfraBlue (US) Inc.), a Nevada corporation, and its subsidiaries, unless the context requires otherwise; and (ii) all dollar amounts refer to United States dollars unless otherwise indicated.

OUR BUSINESS

We are the owner of certain proprietary technology comprised of a suite of software programs and a computer peripheral device known as the IRMA device, which provides for the delivery of high-quality color presentations stored on mobile smart phones and PDAs. On November 27, 2007, we purchased certain intellectual property assets and undertakings of Oxon Life Science Limited (“Oxon”) relating to the development of therapies for the treatment of certain types of cancer. This acquisition constituted a change in our principal business to a biotechnology company focused on the development and commercialization of novel therapeutic proteins that disrupt the advance of life-threatening cancers with a focus on prostate and breast cancer. Upon completion of the acquisition of these assets, two directors from Oxon were appointed as directors of our company and our former director and officer, Mitchell Johnson, resigned from the Company. Our current board has determined to pursue our biotechnology business and is currently evaluating the sale or abandonment of our technology business as we have not been successful in exploiting the technology.

Our Corporate Organization

We were incorporated on April 5, 2005 under the laws of the State of Nevada. On the date of our incorporation, Rebecca Poncini was appointed as our president, secretary, treasurer and sole director. Ms. Poncini participated in the initial private placement of our securities on April 8, 2005, purchasing 500,000 shares at a price of $0.001 per share.

Acquisition of InfraBlue U.K.

We entered into a letter of intent to acquire all of the issued and outstanding shares of InfraBlue Ltd. (“InfraBlue UK”) on April 18, 2005. The letter of intent contemplated our acquisition of InfraBlue UK subject to our raising a minimum of $200,000 (subsequently reduced by amendment to $125,000). In furtherance of this requirement and in order to enable us to negotiate a definitive share purchase agreement, we completed a private placement of 4,500,000 shares of our common stock at a price of $0.01 per share for proceeds of $45,000 on May 31, 2005.

On May 23, 2005, we entered into a definitive share exchange agreement with InfraBlue UK and the founding shareholders of InfraBlue UK: InfraBlue Inc. (formerly PublicLock Inc.), Outlander Management Ltd. and Mitchell Johnson. The share exchange agreement originally contemplated a closing date of June 30, 2005. The closing date was extended to August 31, 2005 by agreement in order to provide InfraBlue UK with more time to obtain necessary corporate approvals and to provide us with more time to raise the required financing.

We acquired all of the issued and outstanding shares of InfraBlue UK pursuant to the share exchange agreement on August 31, 2005. We issued an aggregate of 12,000,000 shares of our common stock to the shareholders of InfraBlue UK on closing of the acquisition. Mr. Johnson was issued 1,416,867 shares of our common stock in exchange for his shares in InfraBlue UK, InfraBlue Inc., one of our major shareholders, was issued 10,004,820 shares of our common stock in exchange for its shares, and

Outlander Management was issued 578,313 shares of our common stock in exchange for its shares. Concurrent with closing, InfraBlue UK’s managing director, Mitchell Johnson, was appointed as our sole executive officer and director to replace Ms. Poncini.

We completed an offering of 705,800 shares of our common stock at a price of $0.05 per share on August 31, 2005 for total proceeds of $35,290.

We acquired the InfraBlue Technology on November 30, 2005 pursuant to an asset purchase agreement between us and InfraBlue Inc. We issued 10,000,000 shares of our common stock to InfraBlue Inc. upon completion of the acquisition of this intellectual property. InfraBlue Inc. paid as consideration 10,000,000 shares of our common stock to the Keydata Technology Partnership 3 LLP as part of its arrangement to acquire a subsidiary of Keydata Technology Partnership 3 LLP, which owned the InfraBlue Technology.

We entered into convertible loan subscription agreements with two investors in March 2006 pursuant to which the investors have advanced a total of $100,500 as convertible loans. The convertible loans are evidenced by convertible promissory notes that we have issued to the investors. Each convertible loan is repayable on the two year anniversary of the date of advance and will bear interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor has the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on their respective loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. We have agreed to use our best efforts to prepare and file with the SEC, as early as possible following the quotation of our common stock on the NASD Over-the-Counter Bulletin Board in the United States, and in no event later than one hundred and eighty (180) days following the date of advance of the convertible loan, a registration statement under the Securities Act covering the resale of shares issuable to the investors upon conversion of the convertible notes and the warrant shares issuable upon exercise of the warrants.

The Acquisition of the Oxon Assets

On November 27, 2007, pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) among the Company, NextGen Bioscience Inc., a former wholly-owned subsidiary of the Company, and Oxon Life Science Limited (“Oxon”) dated October 12, 2007, we completed the acquisition of certain intellectual property from Oxon. A copy of the Asset Purchase Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K filed October 17, 2007.

Under the Asset Purchase Agreement, we purchased certain intellectual property assets and undertakings of Oxon relating to the development of therapies for treatment of certain types of cancer (the “Assets”) in consideration for 14,000,000 post-split (3,500,000 pre-split) shares of our common stock. Under the terms of the Asset Purchase Agreement, we agreed to complete a forward stock split of our outstanding shares on a four new shares for one old share basis (and a corresponding increase to the authorized capital of the Company), as well as to change our name to NextGen Bioscience Inc., which we completed effective October 26, 2007. In addition, we agreed to add two nominees of Oxon to our board of directors upon completion of the acquisition of the Assets of Oxon.

Oxon holds approximately 11% of our outstanding shares. The acquisition of the Assets constitutes a change in the principal business of the Company to a biotechnology company focused on the development and commercialization of novel therapeutic proteins that disrupt the advance of life-threatening cancers with a focus on prostate and breast cancer. Upon completion of the acquisition of the Assets, we added two directors from Oxon to our board of directors.

Name Change

Pursuant to the terms of the Asset Purchase Agreement, we merged with our wholly-owned subsidiary, NextGen Bioscience Inc., a company incorporated pursuant to the laws of the State of Nevada, pursuant to Articles of Merger filed by the Company with the Nevada Secretary of State, to effect a name change of the Company to “NextGen Bioscience Inc.” to reflect the change in our principal business to a company focused in the biotechnology industry, as disclosed in our Current Report on Form 8-K filed October 17, 2007 with the Securities and Exchange Commission. The merger was in the form of a parent/subsidiary merger, with the Company as the surviving corporation. Pursuant to the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, our name was changed from “InfraBlue (US) Inc.” to “NextGen Bioscience Inc.” and our Articles of Incorporation have been amended to reflect this name change.

Forward Stock Split

Effective October 26, 2007 and with a distribution date of October 30, 2007, we increased our authorized and issued and outstanding share capital on a four new shares for one old share basis (the “Forward Stock Split”).

As a result, our authorized common stock capital was increased from 100,000,000 shares to 400,000,000 shares of common stock and our issued and outstanding common stock was increased from 28,724,392 shares to 114,897,568 shares of common stock as of October 26, 2007. The par value of our shares of common stock of $0.001 per share was not affected. We filed a Certificate of Change to our Articles of Incorporation with the Nevada Secretary of State to reflect the Forward Stock Split.

Board of Directors

Upon the Closing of the Acquisition of the Assets of Oxon, the following persons held the following positions with our Company:

Name	Position with the Company

Konstantinos Kardiasmenos	Chief Executive Officer, Chief Financial Officer and a director

David Cooper	Chairman and a director

The 14,000,000 post-split shares of our common stock issued pursuant to the Asset Purchase Agreement to Oxon were issued in offshore transactions (as defined in Rule 902 under Regulation S under the Securities Act) in reliance on Regulation S under the Securities Act, based upon representations made by the purchaser.

Our Biotechnology Business

General

Our biotechnology business is focused on the discovery, development and commercialization of novel therapeutics to fight cancer, in particular prostate and breast cancer. We currently own two compounds for which we have made patent applications in Europe: (i) prostagnin for the treatment of prostate cancer and (ii) tetalonic acid for the treatment of breast cancer. We plan to acquire other new technologies in the future.

We currently do not have any business operations. We have not conducted any clinical trials and are in the beginning stages of our business plan. There can be no assurance that we will be successful in obtaining the patents we have applied for.

Our business plan is to conduct clinical trials of our products, apply for regulatory approvals in the United States and Europe and develop our technology for subsequent out-licensing and sale.

Traditionally, biotechnology companies develop new technology from scratch and typically have a preference for undertaking the majority of tasks in-house. Our business model is to identify and evaluate promising early-stage, or already patented, discovery projects, which are available for in-licensing from academic laboratories and smaller biotech companies. We believe we can deliver a faster track for the transfer of intellectual property into pharmaceutical development projects by bridging the gap between academic research groups and smaller biotech companies.

Over the past five years, the majority of the patents related to cancer were filed by Universities and small biotech companies (with only a minority of patents filed by big pharmaceutical companies). We believe this provides us with the opportunity to acquire intellectual property at a lower cost than developing it ourselves, which we believe, allows for quicker development through multiple projects.

We plan to establish a Scientific Advisory Board (“SAB”) consisting of members that have international experience stretching from western countries to the Far East within academia, biotechnology research companies, patent offices, corporate/investment banking and sales/marketing for big pharmaceutical companies.

We plan to hire a small, but highly efficient core staff comprised of specialists capable of project identification, evaluation and selection, project management and clinical trials. We believe they will add value in our operations, resulting in interest from potential in-licensing parties.

We believe there is currently a surplus of lab capacity and skilled staff, including in India, which in combination with average acquisition prices below actual development cost, provides a significant cost advantage without compromising quality and efficiency. We plan to exploit this market situation through outsourcing the research to time- and cost-efficient labs in Europe and India. Subject to the specific tasks at hand, different contract research organisations (“CROs”) will be selected. In India, salaries and other expenses are significantly below those of Europe and thus provide a cost advantage. Our SAB will be able to advise on the specific tasks at hand and point to the best suited CROs.

Initially, we plan to conduct pre-clinical work on prostaganin and tetanolic. The pre-clinical work will be outsourced to CRO’s in Europe and India. For this purpose, a “Master” CRO will be employed. This is a specialist company in sourcing the right CROs. Subsequent to the pre-clinical work, a Phase 1 clinical study to explore toxicity will be initiated. Subject to success in the Phase 1 clinical study, a Phase 2a study will commence. Subsequently, the intention is to out-license the further research to a third party, such as a major pharmaceutical company.

Our Strategy

Our goal is to create a leading biotechnology company that discovers, develops and commercializes novel cancer drugs. Key elements of our strategy are to:

  Focus on oncology. Despite recent advances in the treatment of cancer, there continue to be areas of significant unmet medical need. New approaches to cancer treatment such as targeted therapies provide companies such as ours an opportunity to advance our pipeline through preclinical and clinical development. Furthermore, we consider drug development for the cancer markets attractive because relatively small clinical trials of short duration can provide meaningful data on patient outcomes.

  Advance development candidates and commercialize product candidates. Our goal is to progress our product candidates through preclinical and clinical development, and ultimately to commercialization, while utilizing strategic partnering as appropriate.

  Access capabilities and generate revenue through strategic partnering. Revenue generation from strategic partnering will be important to us in the near term by providing funds for reinvestment in internal drug discovery and development. Our business development activities will involve strategic partnering of certain of our oncology programs. Oncology partnerships will be sought with organizations that provide complementary capabilities to allow rapid progression of our product candidates to the market.

Our Business Plan

Our business plan includes the following:

1.	further expand search, evaluation and acquisition activity to identify targets;

2.	expand our pipeline infrastructure, including establishing contractual relationships with universities;

3.	commercialize the targets/research projects and proprietary intellectual property belonging to us;

4.	expand our organization, including our Strategic Advisory Board; and

5.	in-license and acquire new targets.

International Collaboration

We collaborate and plan to expand our collaboration efforts with universities, scientists, biotechnology companies and CROs from around the world, including in the UK, Germany, India, Spain, France, and Scandinavia.

We intend to sign up five SAB members drawn from a pool of the leading scientists and cancer specialists from around the globe. We intend to sign up CRO agreements with a Master CRO to advise on the outsourcing to CROs. We intend to outsource part of the pre-clinical work to two to four European universities, possibly in the Scotland, England, Spain and Denmark. We intend to employ CROs for the Phase one and Phase two studies from countries including, but not limited to, India, Germany, Switzerland, Denmark, France and Spain. We intend to explore in-licensing and target acquisitions opportunities from universities, hospitals, and small biotechnology companies in countries in the U.K., Germany, Scandinavia, and Spain.

Prostate Cancer

Prostate cancer is the most common type of cancer found in American men, other than skin cancer. The American Cancer Society estimates that there are about 200,000 new cases of prostate cancer in the United States each year, and about 30,000 men will die of this disease.

Cancer occurs when cells in the body grow out of control. Prostate cancer is a group of abnormal cells in the prostate. Prostate cancer can be aggressive, which means it can grow quickly and spread to other parts of the body. When cancer spreads, doctors say the cancer has “metastasized.” Or it may be slow growing and stay in the prostate, causing few if any problems. Three out of four cases of prostate cancer are of the slow-growing type that is relatively harmless.

Prostate cancer is quite rare in men under 50. Nearly 2 out of 3 cases (63%) are in men aged 70 and over. Age is the most significant risk factor of all for prostate cancer. The older you are, the greater the risk. There are some studies, based on post mortem findings, estimating that all men would have prostate cancer if they lived to over a hundred.

The American Cancer Society estimates that there are about 200,000 new cases of prostate cancer in the United States each year. In men in the United States, prostate cancer is the most common cancer and the second leading cause of cancer deaths. Prostate cancer strikes about one out of every 11 white men, and one out of every nine African-American men. About 180,000 new cases of prostate cancer are diagnosed each year in the United States. Because the majority of prostate cancers are small, are confined to the prostate and do not cause symptoms, an additional nine million American men may have prostate cancer without knowing it.

Breast Cancer

Breast cancer is a cancer of the glandular breast tissue. The cancer forms in tissues of the breast, usually the ducts (tubes that carry milk to the nipple) and lobules (glands that make milk).

Worldwide, breast cancer is the fifth most common cause of cancer death (after lung cancer, stomach cancer, liver cancer, and colon cancer). In 2005, breast cancer caused 502,000 deaths (7% of cancer deaths; almost 1% of all deaths) worldwide. Among women worldwide, breast cancer is the most common cancer and the most common cause of cancer death. More than 2.8 million women are living with breast cancer in America, one million of whom have yet to be diagnosed.

In the United States, breast cancer is the third most common cause of cancer death (after lung cancer and colon cancer).

In 2007, breast cancer is expected to cause 40,910 deaths (7% of cancer deaths; almost 2% of all deaths) in the U.S. Among women in the U.S., breast cancer is the most common cancer and the second most common cause of cancer death (after lung cancer). Women in the U.S. have a one in eight lifetime chance of developing invasive breast cancer and a one in 33 chance of breast cancer causing their death.

Because the breast is composed of identical tissues in males and females, breast cancer also occurs in males, though it is less common. However, though breast cancer in men is rare, the incidence in males has increased 1 percent a year between 1975 and 2004. The cause is not known.

According to the report, Breast Cancer Facts & Figures 2007-2008 (published every two years since 1996) aside from skin cancer, breast cancer is the most frequently diagnosed cancer among U.S. women, accounting for more than one in four malignancies detected in women.

Our Products

Our business model concentrates on recent discoveries supporting that most tumors are derived from a single cancer-initiating cell having stem cell properties, a cancer stem cell (CSC). The cancer stem cells are not simply the malignant counterparts of normal stem cells. Instead, they arise from powerful mother cells that in certain environments create and accumulate mutations and epigenetic changes in genes that otherwise regulate normal cell growth and differentiation. Once the genes of such cancerous stem cells have been changed, they play a crucial role in tumor initiation and progression.

Unfortunately, cancer initiating cells have the capacity to renew themselves and give rise to a copy of the stem cell as well as to a new aggressive mother cell that generates the various cancer cells forming the bulk of the pathological process.

So far, cancer stem cells have been described as originators of malignant diseases as diverse as leukemia, breast, brain, bone, lung, melanoma, gastrointestinal, and prostate cancer. However, specific characteristics enabling scientists to separate malignant stem cells from healthy are at present largely unknown.

We plan to concentrate on identification of cell specific characteristics making it possible to identify prostate cancer and early stage lesions of breast tumors. Both prostate and breast tumors come in various forms with markedly different patterns of protein expression and hence functionality. Therefore, we plan to focus on establishing approaches that will enable a more comprehensive classification of malignant tumors for patient stratification. We believe this will provide for the development of “tailor-made” personal treatment strategies aiming at eradicating the cancer.

When examining the gene expression profiles in tissue biopsies from lumps of cancer tumors it is like screening a mixed bag of cells. Both healthy cells making the majority of the biopsied cell population, but also malignant cells are taken out for further scrutiny. The problem is that the healthy tissue overshadows rare cell types and therefore makes it difficult to focus on and understand the characteristics of the newly formed malignant cells.

This limitation is particularly troublesome in the case of breast cancer given the increasing amount of data suggesting that essentially all breast tumors derive from a single cancer-initiating cell with stem cell properties. In contrast to normal stem cells which produce healthy new cells of the breast, there are only very few tumor stem cells. However, malignant stem cells appear to be able to divide repeatedly and uncontrolled thereby giving rise to wealth of novel tumors with variable characteristics.

Modern molecular biological tools have enabled cancer scientists to profile individual cells by their pattern of protein expression. Had it not been for such tools, the cancer stem cell would have remained the needle in the haystack. However, it has now become possible not only to find the cancer stem cell but also to conduct a full fingerprinting profile which enables development of cell specific cytotoxic treatments.

The right treatment can, for instance, help women keep their breasts. Our new stem cell techniques make it possible to identify the original healthy stem cells and then develop, inject and nurture these benign stem cells to overcome and replace the malignant cancer cells and thereby inhibit their growth. Eventually, we believe the healthy stem cells will overcome the sick cancer cells and leave the patient cured.

We believe this type of treatment is superior to existing cancer therapies as it leaves healthy tissue intact whilst all malignant cells are eradicated – and surgery will no longer be necessary so that women can keep their breasts and men can survive prostate cancer.

Product Descriptions

Prostaganin – novel peptide for prostate cancer treatment

The disease prostate carcinoma (prostate cancer) is considered the most common nonskin cancer in America. It accounts for 30% of all the major cancers in men, more than twice the next most common cancer. Prostate carcinoma is also the cancer with the largest expected increase in the next decade. Hence the annual incidence is expected to rise to 300,000 cases and the number of deaths will reach 50,000 by 2015, according to the Prostate Cancer Foundation.

Current treatment approaches outmoded and unsatisfactory

The approaches used currently to combat prostate carcinoma are surgery, irradiation, or chemotherapic. Chemotherapeutic drugs damage cancer cells by a variety of mechanisms such as cleavage of the DNA, severe disruption of the DNA structure and creation of free radicals, eventually causing cell death. However, prostate carcinoma, in contrast to several other cancers, does not respond well to single or multiple drug regimens, especially in the case of androgen-independent cancer.

Conventional treatments damages your body

The number of target specific therapeutic drugs against cancer is limited. This is mainly due to the complexity of the transformation process, which differs greatly between difference cancer types. When we cannot target the cancer specifically, we have until now been forced to resort to conventional treatments, e.g., surgery, radiation and chemotherapy, as in the case of prostate cancer. The problem is even more acute once metastases form. At this stage chemotherapy is currently the preferred solution.

Normal reaction in the cells reduces the effect of chemotherapy

Unfortunately, most chemotherapeutic agents also affect normal cells and consequently cause severe side effects. In addition, these compounds need to penetrate the target cell to exert their function. However, to a certain degree, the compounds are stopped by multi-drug resistance proteins (MDR) which is a normal reaction taking place in the cells. This is why there is an urgent need to develop a new class of anticancer drugs which can target cancer cells and overcome MDR.

Need for new drugs with new modes of action

This has stimulated the search for new drugs with new modes of action and a potential to overcome the inherent resistance. Examples include the development of polypeptides that prevent cell death, or alternatively, peptides that deliberately destroy cancer cells. Indeed, cell destruction peptides have been shown to act against different types of cancer cells. These peptides have a central role in the innate immunity of all organisms, including insects, amphibians, and mammals. The peptides preferentially bind and disrupt certain negatively charged components of the cancer cell membrane. However, it is not clear why some of the peptides bind better and kill cancer cells instead of normal cells.

This invention relates to our novel prostate cancer peptide called Prostaganin. Prostaganin is a 21-amino compound which is highly active toward both androgen-dependent and androgen-independent human prostate cancer cells. Hence, Prostaganin can specifically target prostate cancer cells and accordingly, Prostaganin has the potential to cure both primary and methastatic tumors.

Tetanolic acid – a novel lipid for breast cancer treatment

New approach called membrane-lipid therapy

Although most drugs bind to proteins and regulate their activity, some drugs act through a new therapeutic approach called membrane-lipid therapy. They bind to lipids and thereby modulate the structure of membranes. Most cellular functions are highly dependent on the lipid environment because they are controlled by proteins in or around membranes. The wide variety of cell and organelle membranes and the existence of special lipid regions and domains support the possibility of designing specific lipid therapies.

Lipid therapy a potential treatment of a wide range of diseases

Indeed, recent evidence suggests that lipid therapy might have potential for the treatment of cancer, cardiovascular pathologies, neurodegenerative processes, obesity, metabolic disorders, inflammation, and infectious and autoimmune diseases.

Membrane-targeted anticancer drug disturbs cancerous activity

The development of new membrane-targeted anticancer drugs is based on the knowledge that: (i) the anthracyclines (chemotherapy drug) exert their cell-killing activity solely through interaction with the plasma membrane; and (ii) anthracyclines modify the signaling in cancer cells by regulating membrane structure.

Similarly, the antitumoral drugs hexamethylene bisacetamide and minerval also regulate membrane-phase structure and PKC activity in the cells. Interestingly, a higher oleic acid (i.e. olive oil) intake has been associated with a reduced risk of cancer in humans. Lipid analogs of conventional antitumoral drugs have recently been developed. One example is NEO6002, a less toxic anticancer agent with ability to bind to membranes and overcome resistance to the anticancer agent citarabine in cancer cells.

Lipids can eliminate anticancer drug resistance

In fact, the use of lipids as targets to overcome anticancer drug resistance has been highlighted recently. Moreover, novel lipid derivatives of drugs that were developed initially for other purposes are currently being investigated for their potential use as antitumoral agents.

This invention relates to a novel lipid designated Tetanolic acid which induces the start of cell death and stops the cell cycle progression in breast tumor cells. Thus, Tetanolic acid shows the potential for curing breast cancer by stopping cell growth at a very early time point after detection of cancerous breast cells.

Intellectual Property

Our prostate cancer target, Prostaganin, is unique because it is a novel peptide molecule that both targets very early stage human prostate cancers and also advanced prostate cancers. We believe it will be more efficacious than what is currently in the market because it is highly selective molecule which only targets prostate tumour cells and does not affect non-tumour cells thereby minimizing adverse side effects.

We believe our breast cancer target, Tetanolic, is unique because it is based on naturally occurring plant lipids. The first generation compounds were found to be efficacious to combat brain tumors and lung cancers, however, Tetanolic acid is a novel improved lipid which has been engineered to selectively target breast cancers. We believe it will be more efficacious than what is currently in the market because it not only normalizes breast microtubule arrangement, but also binds to receptors on the tumor cell surface and stops the tumor cells from growing and dividing.

We seek to protect our novel compounds, drug discovery programs and proprietary technologies by filing appropriate patent applications. We have filed patent applications for prostaganin and tetanolic in the United Kingdom and intend to apply for U.S. patents for these compounds. We intend to continue to file patent applications to protect our intellectual property.

There can be no assurance that any of our patent applications will issue in any jurisdiction. Moreover, we cannot predict the breadth of claims that may be allowed or the actual enforceable scope of our patents. In the United States, we may lose our patent rights if we were not the first to invent the subject matter covered by each of our issued patents or pending patent applications. We cannot be certain that our patents will be found valid and enforceable, or that we will not be found to infringe issued patent claims of any third party or that third parties will be found to infringe any of our issued patent claims.

Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with officers, consultants and advisors, third parties may still obtain this information or we may be unable to protect our rights. Enforcing a claim that a third party illegally obtained and is using our trade secrets or unpatented know-how is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secret information. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how, and we would not be able to prevent their use.

Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we and our collaborators are developing products. Because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that our product candidates or proprietary technologies may infringe.

We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates and/or proprietary technologies infringe their intellectual property rights. If one of these patents was found to cover our product candidates, proprietary technologies or their uses, we or our collaborators could be required to pay damages and could be restricted from commercializing our product candidates or using our proprietary technologies unless we or they obtain a license to the patent. A license may not be available to us or our collaborators on acceptable terms, if at all. In addition, during litigation, the patent holder could obtain a preliminary injunction or other equitable right, which could prohibit us from making, using or selling our products, technologies or methods.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and biopharmaceutical industries generally. If a third party claims that we or our collaborators infringe its intellectual property rights, we may face a number of issues, including but not limited to:

  infringement and other intellectual property claims which, with or without merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

  substantial damages for infringement, including treble damages and attorneys’ fees, which we may have to pay if a court decides that the product or proprietary technology at issue infringes on or violates the third party’s rights;

  a court prohibiting us from selling or licensing the product or using the proprietary technology unless the third party licenses its technology to us, which it is not required to do;

  if a license is available from the third party, we may have to pay substantial royalties, fees and/or grant cross licenses to our technology; and

  redesigning our products or processes so they do not infringe, which may not be possible or may require substantial funds and time.

We have not conducted an extensive search of patents issued to third parties, and no assurance can be given that such patents do not exist, have not been filed, or could not be filed or issued, which contain claims covering our product candidates, technology or methods. Because of the number of patents issued and patent applications filed in our technical areas or fields, we believe there is a significant risk that third parties may allege they have patent rights encompassing our product candidates, technology or methods.

Sales and Marketing

We currently do not conduct sales and marketing activities, but plan to develop such capabilities in the future. If we do advance any of our product candidates into and through clinical development, we will need to build a sales and marketing infrastructure. We may also pursue strategic collaborations, as appropriate, to commercialize our product candidates on a world-wide basis.

Competition

We operate in highly competitive segments of the biotechnology and biopharmaceutical markets. We face competition from many different sources, including commercial pharmaceutical and biotechnology enterprises, academic institutions, government agencies, and private and public research institutions. There is also intense competition for fragment-based lead discovery collaborations. Many of our competitors have significantly greater financial, product development, manufacturing and marketing resources than us. Large pharmaceutical companies have extensive experience in clinical testing and obtaining regulatory approval for drugs. These companies also have significantly greater research capabilities than us. In addition, many universities and private and public research institutes are active in cancer research, some in direct competition with us. We also compete with these organizations to recruit scientists and clinical development personnel. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

Each cancer indication for which we are developing products has a number of established therapies with which our candidates will compete. Most major pharmaceutical companies and many biotechnology companies are aggressively pursuing new cancer development programs, including both therapies with traditional, as well as novel, mechanisms of action.

We are aware of competitive products and technologies in each of the markets we target. The competitive products include approved and marketed products as well as products in development.

In each of our development programs addressing indications for which there are therapies available, we intend to complete clinical trials designed to evaluate the potential advantages of our drug candidates as compared to or in conjunction with the current standard of care. Key differentiating elements affecting the success of all of our drug candidates are likely to be their efficacy, safety and side-effect profile compared to commonly used therapies.

Government Regulation and Product Approvals

The clinical development, manufacturing and future marketing of our products are subject to regulation by various authorities in the United States, the E.U., and other countries. The Federal Food, Drug, and Cosmetic Act, or FD&C Act, and the Public Health Service Act in the United States, and numerous directives, regulations, local laws, and guidelines in the E.U. govern the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of pharmaceutical products. Product development and approval within these regulatory frameworks takes a number of years, and involves the expenditure of substantial resources.

Regulatory approval to conduct clinical trials will be required in any territories in which we, or our licensors, seek to test our development products. Prior to human testing, such approval requires evaluation of product quality as well as animal data relating to safety and, where relevant, efficacy. In general, new chemical entities are tested in animals to determine whether the product is reasonably safe for initial human testing. Clinical trials for new products are typically conducted in three sequential phases that may overlap. Within oncology, Phase I trials typically involve the initial introduction of the pharmaceutical into patients with advanced malignancy and the emphasis is on testing for safety, dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. Phase II trials involve the evaluation of effectiveness of the drug for a particular indication in patients with the disease under study, and to determine the common short-term side effects and risks associated with the drug. Phase II trials are typically closely monitored and conducted in a relatively small number of patients, usually involving no more than fifty to one hundred subjects. Phase III trials are generally expanded, well-controlled clinical trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained, and are intended to gather the additional information about safety and effectiveness needed to evaluate the overall risk-benefit relationship of the drug and to provide an adequate basis for product labeling.

In the United States an Investigational New Drug application, or IND, must be submitted to the FDA prior to the initiation of human studies. Absent an objection from the FDA, the application will become effective 30 days following receipt by the FDA. Prior regulatory approval to initiate human studies is also required in member states of the E.U. Additional requirements designed to protect the rights of participating patients also exist. Approval by an appropriately constituted Institutional Review Boards (IRB) in the United States or an equivalent Ethics Committee in other territories (EC) is also required prior to the commencement of any clinical trial. The ongoing conduct of the study is monitored on a periodic basis by the sponsor, institutional committees, as well as regulatory authorities. The submission of relevant safety data on both an episodic and periodic basis to such parties is required, as well as well-defined processes to support this activity. Authorities could demand discontinuation of studies at any time if significant safety issues arise. In all cases, it is our responsibility to ensure that we conduct our business in accordance with the regulations of each relevant territory.

In order to gain marketing approval, we must submit a dossier to the relevant authority for review, which is known in the United States as a new drug application (NDA) and in the E.U. as a marketing authorization application (MAA). The format of a marketing application has recently been standardized and includes information specified by each authority, and requires information on the quality of the chemistry, manufacturing and pharmaceutical aspects of the product, as well as non-clinical and clinical data. Failure to adequately demonstrate the quality, safety and efficacy of a therapeutic drug under development would delay or prevent regulatory approval of the product. There can be no assurance that if clinical trials are completed, either we or our collaborative partners will submit applications for required authorizations to manufacture or market potential products, including a marketing authorization application or an NDA, or that any such application will be reviewed and approved by appropriate regulatory authorities in a timely manner, if at all.

In general, the competent regulatory authority may approve a product if the data is considered to be of a high quality and supportive of the indication requested. Quality of data is usually determined through regulatory audits of the various components of the dossier, and may include site visits to clinical trial sites and manufacturing facilities. In some circumstances, additional data or clinical trials may be requested during the review and may delay marketing approval and involve unbudgeted costs. Regulatory authorities may find data to be of an unacceptable quality or not supportive of the indication sought; in these circumstances, regulatory approval to market products may be denied or deferred.

As a condition of marketing approval, competent regulatory authorities also require post-marketing surveillance to monitor adverse effects, and may also request other additional studies as deemed appropriate. After approval for the initial indication, further clinical studies are usually necessary to gain approval for additional indications. The terms of any approval, including labeling content, may be more restrictive than expected and could affect product marketability.

The FDA has implemented special programs to facilitate the development and to expedite the review of drugs intended to treat serious and life-threatening conditions so that this type of product can be approved and reach the market quickly. A drug that demonstrates a meaningful therapeutic advantage over existing treatments or shows the potential to address an unmet medical need in a serious or life-threatening condition may be considered for expedited approval. In some cases, where approval is granted on the basis of a surrogate measure of benefit, further clinical trials (as post-approval commitments) are generally required to further define the safety and efficacy of the product. If such clinical trials fail to confirm the early benefits seen during the accelerated approval process, the FDA may withdraw approval. A similar set of mechanisms exist within the E.U.

The United States and the E.U. may grant orphan drug designation to drugs intended to treat a “rare disease or condition,” which, in the United States, is generally a disease or condition that affects fewer than 200,000 individuals nationwide. In the E.U., orphan drug designation can be granted if:

  The disease affects no more than 50 in 100,000 persons in the E.U.;

  The drug is intended for a life-threatening, seriously debilitating, or serious and chronic condition;

  The medical plausibility of the proposed orphan indication;

  Without incentives it is unlikely that the drug would generate sufficient return to justify the necessary investment; and

  No satisfactory method of treatment for the condition exists or, if it does, the new drug will provide a significant benefit to those affected by the condition.

The designation of an orphan drug status provides the company with a limited period of market exclusivity for the indication of interest (seven years in the United States, and ten years in the E.U.). Orphan drug designation does not prevent competitors from developing or marketing different drugs for an orphan indication or the same drug for a different indication.

Throughout the period of active marketing of any medicinal product, the company retains the responsibility to periodically and systematically review the safety profile of the marketed product. This requires an active pharmacovigilance program, and the company is required to report certain adverse events, safety trends, relevant literature reports and similar data to the competent regulatory authority. Similarly, the advertising and promotion of pharmaceutical products is also closely regulated and monitored by regulatory agencies. Moreover, quality control and manufacturing procedures must continue to conform to current Good Manufacturing Practices (cGMPs) after approval, and the FDA periodically inspects manufacturing facilities to assess cGMP compliance. Accordingly, manufacturers must continue to expend resources on production, quality control and quality assurance to maintain compliance with GMP and other regulatory requirements.

Failure to comply with applicable regulatory requirements after obtaining regulatory approval can, among other things, result in suspension of regulatory approval, and possible civil and criminal sanctions. Renewals of the license in Europe may require additional data, which may result in an approval being withdrawn. In the United States and the E.U., regulators have the authority to revoke, suspend or withdraw approvals of previously approved products, to prevent companies and individuals from participating in the drug-approval process, to request recalls, to seize violative products, to obtain injunctions to close manufacturing plants not operating in conformity with regulatory requirements and to stop shipments of violative products. In addition, changes in regulation could harm our financial condition and results of operation.

Our Technology Business

Corporate Organization of Infrablue UK

Incorporation

InfraBlue UK was incorporated in the United Kingdom on February 18, 2004. The founding shareholders of InfraBlue UK were InfraBlue Inc. (formerly PublicLock Inc.), Outlander Management Ltd. and Mitchell Johnson, the managing director of InfraBlue UK and our director and officer. InfraBlue Inc. is a private corporation that is now one of our principal shareholders. Outlander Management is a private corporation that is now one of our shareholders.

The Original InfraBlue UK Agency Agreement

The IRMA device and the InfraBlue Technology were originally developed by Flander Oy in Finland. The intellectual property rights in the InfraBlue Technology and the IRMA device were purchased by PublicLock in September 2003. InfraBlue Inc. granted licenses to four entities on October 6, 2003, with each entity acquiring rights to exploit the InfraBlue Technology and commercialize the IRMA device in a different territory. On October 13, 2003, InfraBlue Inc. sold its rights in the InfraBlue Technology and the IRMA device to the Keydata Partnership, subject to the four licenses.

InfraBlue UK entered into an agency agreement on March 30, 2004 with the four licensees. The agency agreement provided InfraBlue UK with a worldwide sublicense to exploit the IRMA device and to use the intellectual property rights to the InfraBlue Technology, including the software that is incorporated into the IRMA devices. InfraBlue UK agreed to use its best efforts to commercially exploit the InfraBlue Technology, in consideration of a payment to be equal to 25% of the gross income, if any, derived from the exploitation of the InfraBlue Technology rights (including the sale of IRMA devices). InfraBlue UK was also required to generate from the exploitation of this technology at least £448,000 ($819,078, based on the foreign exchange rate on March 30, 2004 of $1.8283:£1.0000) of gross income per calendar quarter over the three year term of the agreement. InfraBlue UK was not able to fulfill this requirement.

The four licenses and the agency agreement were terminated on November 30, 2005, upon our acquisition of the InfraBlue Technology, as described below.

Acquisition of the InfraBlue Technology

InfraBlue Inc. entered into an agreement with the Keydata Partnership dated November 1, 2005 to purchase from Keydata Partnership a wholly-owned subsidiary that then held the intellectual rights in the InfraBlue Technology and the IRMA device. We purchased these intellectual property rights from InfraBlue Inc. on November 30, 2005 pursuant to an intellectual property acquisition agreement between us and InfraBlue Inc. dated November 1, 2005. We issued 10,000,000 shares of our common stock to InfraBlue Inc. in consideration of these assets. InfraBlue Inc. in turn paid as consideration 10,000,000 shares of our common stock to the Keydata Partnership in connection with its acquisition of the Keydata Partnership subsidiary with the rights to the InfraBlue Technology and the IRMA device.

Initial Financing of InfraBlue UK

InfraBlue UK’s initial corporate activities were funded by InfraBlue Inc. InfraBlue UK entered into a loan agreement dated October 4, 2004 with InfraBlue Inc. whereby InfraBlue Inc. agreed to extend a secured loan facility to InfraBlue UK in the maximum amount of £150,000 ($267,405, based on the foreign exchange rate on October 4, 2004 of $1.7827:£1.0000) . The purpose of the loan facility was to provide InfraBlue UK with funds with which to pursue the commercialization of the IRMA device and the InfraBlue Technology, and to help facilitate InfraBlue UK’s obligations to the licensees under the agency agreement.

As at April 28, 2005, InfraBlue UK’s outstanding debt to InfraBlue Inc. under the secured loan facility was £83,450 ($159,065, based on a foreign exchange rate on April 28, 2005 of $1.9061:£1.0000) . InfraBlue UK and InfraBlue Inc. entered into a debt settlement agreement on April 28, 2005 whereby the outstanding debt was settled by the issuance to InfraBlue Inc. of 1,075,000 Ordinary A shares in the capital of InfraBlue UK at a deemed value of £0.0776 per share. InfraBlue Inc. subsequently exchanged these shares for shares of our common stock upon completion of the share exchange agreement on August 31, 2005. As a result, InfraBlue Inc. is now one of our principal shareholders.

Technology Overview

We are the owner of certain proprietary technology that we refer to as the InfraBlue Technology. The InfraBlue Technology is comprised of a suite of software programs and a computer peripheral device known as the IRMA device. Utilizing our InfraBlue software, the IRMA device provides a simple, fast, flexible and secure tool for the delivery of high-quality color presentations stored on mobile smartphones and PDAs. Development of our IRMA devices has been completed and we have achieved sales of 183 IRMA devices to date. We consider this sales number to be a small number of initial sales in relation to the number of sales that we anticipate needing to achieve in order to be profitable. Our key business objective is to increase sales of our IRMA devices through our planned marketing efforts.

Our IRMA devices are small hand-held digital presentation devices that enable users to make Microsoft PowerPoint presentations wirelessly, direct from the user’s PDA or mobile smartphone without the use of a laptop or desk top computer. Each IRMA device is sold with proprietary software that must be installed on the user’s laptop or personal computer running Microsoft Windows. This proprietary software enables the conversion and compression of Microsoft PowerPoint slides to Windows graphical formats and the transfer of the compressed files to the user’s handheld PDA or mobile smartphone. The handheld device then connects to the IRMA device wirelessly using the Bluetooth protocol or infrared technology, depending on the model of the IRMA device. The IRMA device is linked to a data projector or a computer display by a regular VGA (video graphics array) cable. The handheld device can then be used to run the presentation through the IRMA device, without the aid of a laptop computer. The IRMA device can be located up to thirty feet away from the handheld device. The Bluetooth protocol describes the set of wireless communication rules by which all Bluetooth devices must abide in order to establish a link and communicate with one another. The Bluetooth specification is maintained by the Bluetooth Special Interest Group (SIG).

The primary target market for our IRMA devices is the mobile professional who could benefit from highly portable presentation materials, without the need to carry a laptop computer.

Since the incorporation of InfraBlue UK on February 18, 2004, we have undertaken the following activities in furtherance of our business plan to commercialize the IRMA device and our InfraBlue Technology:

(a)

We have expanded the number of operating software systems on which our products function from two operating systems to seven operating systems, and our IRMA devices are now compatible with Pocket PC 2002, Pocket PC 2003, Palm 4.x, Palm 5.x, Nokia Series 60, and Sony Ericsson P series devices.

(b)

We have developed manufacturing relationships, including selecting the most cost effective components and negotiating volume discounts, that have been necessary to enable us to commence the manufacture of our IRMA devices.

(c)	We have started marketing activity with the objective of increasing sales of our IRMA devices and InfraBlue Technology. Activities completed to date have included:

(i)

constructing our website at www.InfraBlue.co.uk providing potential customers with a contact point with the company and a detailed description about the product offering linking the customer to our sales channel;

(ii)

meeting with prospective clients, manufacturers, distributors and resellers in order to raise awareness of our IRMA devices and demonstrate their effectiveness, with the objective of securing a distribution partner who would be able to distribute our products worldwide; and

(iii)

carrying out marketing activity including press releases, interviews, trade shows, roadshows and demonstrations. We have received coverage in a number of industry- specific trade magazines (including editorials and product reviews), been included in Nokia software links, and have participated in a Hewlett Packard mobility roadshow amongst others.

We have achieved only minimal revenues to date. Accordingly, we are considered a development stage company. To date, we have only sold a minimal number of units of our InfraBlue technology, our revenues from these sales are substantially less than our operating costs and we have incurred significant operating losses since inception. Accordingly, our board of directors is currently evaluating the sale or abandonment of our InfraBlue technology.

Employees

We currently have no employees other than our executive officers.

Subsidiaries

We currently have one subsidiary, InfraBlue Ltd.

Description of Property

Our executive office is located at 46 Aldgate High Street, EC3N1AL, London, United Kingdom.

Risk Factors

You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this report. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to our Biotechnology Business

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our research and development programs or commercialization efforts.

We believe that our existing cash and working capital will be sufficient to meet projected operating requirements for two months. Consistent with our existing business development strategy, we anticipate establishing new collaborations and commercial agreements. Any proceeds received in connection with such new transactions would provide additional operating capital. However, if we do not generate additional revenue from collaborations, commercial agreements and grants at the levels we project, we may require additional funding. Because we do not anticipate that we will generate significant continuing revenues for several years, if at all, we will need to raise substantial additional capital to finance our operations in the future. Our additional funding requirements will depend on, and could increase significantly as a result of, many factors, including the:

  terms and timing of any collaborative, licensing and other arrangements that we may establish;

  rate of progress and cost of our preclinical studies and clinical trials, if any, and other research and development activities;

  scope, prioritization and number of clinical development and research programs we pursue;

  costs and timing of preparing regulatory submissions and obtaining regulatory approval;

  costs of establishing or contracting for sales and marketing capabilities;

  costs of manufacturing;

  extent to which we acquire or in-license new products, technologies or businesses;

  effect of competing technological and market developments; and

  costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights.

Until we can generate significant continuing revenues, if ever, we expect to satisfy our future cash needs through public or private equity offerings, debt financings, strategic transactions, or collaborations, commercial agreements and grants. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or abandon our business.

Raising additional funds by issuing securities or through licensing arrangements may cause dilution to existing stockholders, restrict our operations or require us to relinquish proprietary rights.

We may raise additional funds through public or private equity offerings, debt financings or licensing arrangements. To the extent that we raise additional capital by issuing equity securities, our existing stockholders’ ownership will be diluted. Any debt financing we enter into may involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing, specific restrictions on the use of our assets as well as prohibitions on our ability to create liens, pay dividends, redeem our stock or make investments. In addition, if we raise additional funds through licensing arrangements , it may be necessary to relinquish potentially valuable rights to our potential products or proprietary technologies, or grant licenses on terms that are not favorable to us.

Our drug discovery approach and technologies are unproven and may not allow us to establish or maintain a clinical development pipeline or successful collaborations or result in the discovery or development of commercially viable products.

The technologies on which we rely are unproven and may not result in the discovery or development of commercially viable products. There are currently no drugs on the market and no drug candidates in clinical development that have been discovered or developed using our proprietary technologies. The process of successfully discovering product candidates is expensive, time-consuming and unpredictable, and the historical rate of failure for drug candidates is extremely high. Research programs to identify product candidates require a substantial amount of our technical, financial and human resources even if no product candidates are identified. Data from our current research programs may not support the clinical development of our lead compounds or other compounds from these programs, and we may not identify any compounds suitable for recommendation for clinical development. Moreover, there is presently little or no clinical validation for the targets which are the focus of the programs in our pipeline and there is no guarantee that we will be able to successfully advance any compounds we recommend for clinical development from these programs. If we are unable to identify new product candidates or advance our lead compounds into clinical development, we may not be able to establish or maintain a clinical development pipeline or generate product revenue. There is no guarantee that we will be able to successfully advance any product candidates in our preclinical programs into clinical trials or successfully develop any product candidate we advance into clinical trials for commercial sale.

The results of early preclinical studies are not necessarily predictive of the results of future preclinical studies, and there is no guarantee that any of our drug candidates in preclinical development will progress through to clinical development.

Positive results from early preclinical studies on drug candidates should not be relied upon as evidence that the results of further preclinical studies will be successful or that the drug candidate will progress into clinical studies. Drug discovery is inherently unpredictable, and the historical rate of failure for drug candidates in preclinical testing is extremely high. Drug candidates that have shown promising results in studies in rodents can have negative results when evaluated further in higher species. If negative preclinical results are seen in more than one compound from a particular chemical series, there may be an increased likelihood that additional compounds from that series will demonstrate the same or similar negative results. Companies frequently suffer setbacks in preclinical studies. There is no guarantee that any of our drug candidates will progress through preclinical development into clinical development.

Because the results of preclinical studies are not necessarily predictive of future results, any product candidate we advance into clinical trials may not have favorable results or receive regulatory approval.

Even if any of our product candidates advance through pre-clinical development, positive results from preclinical studies should not be relied upon as evidence that clinical trials will succeed. We will be required to demonstrate through clinical trials that our product candidates are safe and effective for use in a diverse population before we can seek regulatory approvals for their commercial sale. Success in preclinical testing does not mean that clinical trials will be successful because product candidates in clinical trials may fail to demonstrate sufficient safety and efficacy despite having progressed through pre-clinical testing. Companies frequently suffer significant setbacks in clinical trials, even after earlier clinical trials have shown promising results. There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials.

If any product candidate fails to demonstrate sufficient safety and efficacy in any clinical trial we are able to undertake, we would experience potentially significant delays in, or be required to abandon, development of that product candidate which may cause our stock price to decline further and may materially and adversely affect our business.

Delays in the commencement or completion of clinical testing could result in increased costs to us and delay our ability to generate significant revenues.

Delays in the commencement or completion of clinical testing could significantly impact our product development costs. We do not know whether any clinical trials that we may plan in the future will begin on time or be completed on schedule, if at all. The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

  identifying and selecting a suitable development candidate.

  obtaining any required approvals from our collaborators;

  obtaining regulatory approval to commence a clinical trial;

  reaching agreement on acceptable terms with prospective contract research organizations and trial sites;

  manufacturing sufficient quantities of a product candidate;

  obtaining institutional review board approval to conduct a clinical trial at a prospective site; and

  identifying, recruiting and enrolling patients to participate in a clinical trial.

In addition, once a clinical trial has begun, patient recruitment and enrollment may be slower than we anticipate. A clinical trial may be suspended or terminated by us, our collaborators, the FDA or other regulatory authorities due to a number of factors, including:

  failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

  inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

  unforeseen safety issues or insufficient efficacy; or

  lack of adequate funding to continue the clinical trial.

If we experience delays in the completion of, or termination of, any clinical trial of a product candidate, the commercial prospects for product candidates we may develop will be harmed, and our ability to generate product revenues from any product candidate we may develop will be delayed. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Even if we are able to ultimately commercialize product candidates, other therapies for the same indications may have been introduced to the market during the period we have been delayed and such therapies may have established a competitive advantage over our products.

Any product candidates we advance into clinical trials are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize our product candidates.

The clinical development, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of any other product candidates we advance into clinical trials are subject to extensive regulation by the FDA in the United States and by comparable governmental authorities in foreign markets. In the United States, neither we nor our collaborators are permitted to market our product candidates until we or our collaborators receive approval of an NDA from the FDA. The process of obtaining NDA approval is expensive, often takes many years, and can vary substantially based upon the type, complexity and novelty of the products involved. Approval policies or regulations may change. In addition, as a company, we have not previously filed an NDA with the FDA. This lack of experience may impede our ability to obtain FDA approval in a timely manner, if at all, for our product candidates for which development and commercialization is our responsibility. Despite the time and expense invested, regulatory approval is never guaranteed. The FDA or any of the applicable European, Canadian or other regulatory bodies can delay, limit or deny approval of a product candidate for many reasons, including:

  a product candidate may not be safe and effective;

  regulatory agencies may not find the data from preclinical testing and clinical trials to be sufficient;

  regulatory agencies may not approve of our third party manufacturers’ processes or facilities; or

  regulatory agencies may change their approval policies or adopt new regulations

In addition, while we may seek to take advantage of various regulatory processes intended to accelerate drug development and approval for any product candidates that may be selected for clinical development, there is no guarantee that the FDA will review or accept an NDA under the accelerated approval regulations, based on our clinical trial design, the results of any clinical trials we may conduct or other factors.

Also, recent events implicating questions about the safety of marketed drugs, including those pertaining to the lack of adequate labeling, may result in increased cautiousness by the FDA in reviewing new drugs based on safety, efficacy or other regulatory considerations and may result in significant delays in obtaining regulatory approvals. Any delay in obtaining, or inability to obtain, applicable regulatory approvals would prevent us from commercializing our product candidates.

Any product candidate we advance into clinical trials may cause undesirable side effects that could delay or prevent its regulatory approval or commercialization.

Undesirable side effects caused by any product candidate we advance into clinical trials could interrupt, delay or halt clinical trials and could result in the denial of regulatory approval by the FDA or other regulatory authorities for any or all targeted indications. This, in turn, could prevent us from commercializing product candidates we advance into clinical trials and generating revenues from its sale. In addition, if any product candidate receives marketing approval and we or others later identify undesirable side effects caused by the product:

  regulatory authorities may withdraw their approval of the product;

  we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product; or

  our reputation may suffer.

Any one or a combination of these events could prevent us from achieving or maintaining market acceptance of the affected product or could substantially increase the costs and expenses of commercializing the product, which in turn could delay or prevent us from generating significant revenues from the sale of the product.

We may rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

We intend to rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories, to conduct all or a portion of any future clinical trials. We may not be able to control the amount and timing of resources that third parties devote to any clinical trials we may commence or the quality or timeliness of the services performed by such third parties. In any future clinical trials, in the event that we are unable to maintain our relationship with any clinical trial sites, or elect to terminate the participation of any clinical trial sites, we may experience the loss of follow-up information on patients enrolled in such clinical trial unless we are able to transfer the care of those patients to another qualified clinical trial site. In addition, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, the integrity of the data generated at the applicable clinical trial site may be jeopardized. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines in connection with any future clinical trials, or if the quality or accuracy of the clinical data is compromised due to the failure to adhere to clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, our reputation in the industry and in the investment community may be significantly damaged and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.

Even if any product candidate we advance into clinical trials receives regulatory approval, our product candidates may still face future development and regulatory difficulties.

If any product candidate we advance into clinical trials receives U.S. regulatory approval, the FDA may still impose significant restrictions on the indicated uses or marketing of the product candidate or impose ongoing requirements for potentially costly post-approval studies. In addition, regulatory agencies subject a product, its manufacturer and the manufacturer’s facilities to continual review and periodic inspections. If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, our collaborators or us, including requiring withdrawal of the product from the market. Our product candidates will also be subject to ongoing FDA requirements for the labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information on the drug. If our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

  issue warning letters;

  impose civil or criminal penalties;

  withdraw regulatory approval;

  suspend any ongoing clinical trials;

  refuse to approve pending applications or supplements to approved applications filed by us or our collaborators;

  impose restrictions on operations, including costly new manufacturing requirements; or

  seize or detain products or require a product recall.

Moreover, in order to market any products outside of the United States, we and our collaborators must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks described above regarding FDA approval in the United States. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA approval in the United States. As described above, such effects include the risk that our product candidates may not be approved for all indications requested, which could limit the uses of our product candidates and adversely impact potential royalties and product sales, and that such approval may be subject to limitations on the indicated uses for which the product may be marketed or require costly, post-marketing follow-up studies. If we or our collaborators fail to comply with applicable domestic or foreign regulatory requirements, we and our collaborators may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

We may become dependent on our collaborations, and events involving these collaborations or any future collaborations could prevent us from developing or commercializing product candidates.

The success of our business strategy and our near and long-term viability will depend in part on our ability to successfully establish new strategic collaborations. Since we do not currently possess the resources necessary to independently develop and commercialize all of the product candidates that may be discovered through our drug discovery platform, we may need to enter into additional collaborative agreements to assist in the development and commercialization of some of these product candidates or in certain markets for a particular product candidate. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. And our discussions with potential collaborators may not lead to the establishment of new collaborations on acceptable terms. In addition, if as a result of our financial condition or other factors we enter into a strategic collaboration while a drug candidate program is in early preclinical development, we may not generate as much near- or longer-term revenue from such program as we could have generated if we had the resources to further independently develop such program.

We may have limited control over the amount and timing of resources that any future collaborators (including collaborators resulting from a change of control) devote to our programs or potential products. In some instances, our collaborators, may have competing internal programs or programs with other parties, and such collaborators may devote greater resources to their internal or other programs than to our collaboration and any product candidates developed under our collaboration. Our collaborators may prioritize other drug development opportunities that they believe may have a higher likelihood of obtaining regulatory approval or may potentially generate a greater return on investment. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may not develop products that arise out of our collaborative arrangements or devote sufficient resources to the development, manufacture, marketing or sale of these products. Moreover, in the event of termination of a collaboration agreement, termination negotiations may result in less favorable terms than we would otherwise choose.

We and our future collaborators may fail to develop or effectively commercialize products covered by our present and future collaborations if:

  we do not achieve our objectives under our collaboration agreements;

  we or our collaborators are unable to obtain patent protection for the product candidates or proprietary technologies we discover in our collaborations;

  we are unable to manage multiple simultaneous product discovery and development collaborations;

  our potential collaborators are less willing to expend their resources on our programs due to their focus on other programs or as a result of general market conditions;

  our collaborators become competitors of ours or enter into agreements with our competitors;

  we or our collaborators encounter regulatory hurdles that prevent the further development or commercialization of our product candidates; or

  we develop products and processes or enter into additional collaborations that conflict with the business objectives of our other collaborators.

If we or our collaborators are unable to develop or commercialize products as a result of the occurrence of any one or a combination of these events, we will be prevented from developing and commercializing product candidates.

Conflicts may arise between us and our collaborators that could delay or prevent the development or commercialization of our product candidates.

Conflicts may arise between our collaborators and us, such as conflicts concerning which compounds, if any, to select for pre-clinical or clinical development, the interpretation of clinical data, the achievement of milestones, the interpretation of financial provisions or the ownership of intellectual property developed during the collaboration. If any conflicts arise with future collaborators, they may act in their self-interest, which may be adverse to our best interests. Any such disagreement between us and a collaborator could result in one or more of the following, each of which could delay or prevent the development or commercialization of our product candidates, and in turn prevent us from generating sufficient revenues to achieve or maintain profitability:

  disagreements regarding the payment of research funding, milestone payments, royalties or other payments we believe are due to us under our collaboration agreements or from us under our licensing agreements;

  uncertainty regarding ownership of intellectual property rights arising from our collaborative activities, which could prevent us from entering into additional collaborations;

  actions taken by a collaborator inside or outside a collaboration which could negatively impact our rights under or benefits from such collaboration;

  unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities or to permit public disclosure of the results of those activities; or

  slowing or cessation of a collaborator’s development or commercialization efforts with respect to our product candidates.

If our competitors develop drug discovery technologies that are more advanced than ours, our ability to generate revenue from collaborations, commercial arrangements or grants may be reduced or eliminated.

The biotechnology and biopharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. We face competition from many different sources, including commercial pharmaceutical and biotechnology enterprises, academic institutions, government agencies, and private and public research institutions. There is also intense competition for fragment-based lead discovery collaborations. In addition, we understand that many large pharmaceutical companies are exploring the internal development of fragment-based drug discovery methods. Additionally, due to the high demand for treatments for CML and other oncology therapeutic areas, research is intense and new technologies to enhance the rapid discovery and development of potential treatments are being sought out and developed by our competitors. If our competitors develop drug discovery technologies that are more advanced or more cost efficient or effective than ours, our revenue from collaborations, commercial arrangements and grants may be substantially reduced or eliminated.

If our competitors develop treatments for diseases that are approved more quickly, marketed more effectively or demonstrated to be more effective than our current or future product candidates, our ability to generate product revenue will be reduced or eliminated.

Most cancer indications for which we are developing products have a number of established therapies with which our candidates will compete. Most major pharmaceutical companies and many biotechnology companies are aggressively pursuing new cancer development programs, including both therapies with traditional as well as novel mechanisms of action.

Many of our competitors have significantly greater financial, product development, manufacturing and marketing resources than us. Large pharmaceutical companies have extensive experience in clinical testing and obtaining regulatory approval for drugs. These companies also have significantly greater research capabilities than us. In addition, many universities and private and public research institutes are active in cancer research, some in direct competition with us. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

Our competitors may succeed in developing products for the treatment of diseases in oncology therapeutic areas in which our drug discovery programs are or will be focused that are more effective, better tolerated or less costly than any which we may offer or develop. Our competitors may succeed in obtaining approvals from the FDA and foreign regulatory authorities for their product candidates sooner than we do for ours. We will also face competition from these third parties in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, and in acquiring and in-licensing technologies and products complementary to our programs or advantageous to our business.

We have limited experience in identifying, acquiring or in-licensing, and integrating third parties’ products, businesses and technologies into our current infrastructure. If we determine that future acquisition, in-licensing or other strategic opportunities are desirable and do not successfully execute on and integrate such targets, we may incur costs and disruptions to our business.

An important part of our business strategy is to continue to develop a broad pipeline of product candidates. These efforts include potential licensing and acquisition transactions. Although we are not currently a party to any other agreements or commitments, we may seek to expand our product pipeline and technologies, at the appropriate time and as resources allow, by acquiring or in-licensing products, or combining with businesses that we believe are a strategic fit with our business and complement our existing internal drug development efforts and product candidates, research programs and technologies. Future transactions, however, may entail numerous operational and financial risks including:

  exposure to unknown liabilities;

  disruption of our business and diversion of our management’s time and attention to the development of acquired products or technologies;

  incurrence of substantial debt or dilutive issuances of securities to pay for acquisitions;

  dilution to existing stockholders in the event of an acquisition by another entity;

  higher than expected acquisition and integration costs;

  increased amortization expenses;

  difficulties in and costs of combining the operations and personnel of any businesses with our operations and personnel;

  impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

  inability to retain key employees.

Finally, we may devote resources to potential in-licensing opportunities or strategic transactions that are never completed or fail to realize the anticipated benefits of such efforts.

We do not have internal manufacturing capabilities, and if we fail to develop and maintain supply relationships with collaborators or other third party manufacturers, we may be unable to develop or commercialize our products.

All of our manufacturing is outsourced to third parties with oversight by our internal managers. We intend to continue this practice of outsourcing our manufacturing services to third parties for any future clinical trials we may conduct and for commercialization of any other product candidate we advance into clinical trials. Our ability to develop and commercialize products depends in part on our ability to arrange for collaborators or other third parties to manufacture our products at a competitive cost, in accordance with regulatory requirements and in sufficient quantities for clinical testing and eventual commercialization.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell any products we may develop, we may not be able to generate product revenue.

We do not currently have a sales organization for the sales, marketing and distribution of pharmaceutical products. In order to commercialize any products, we must build our sales, marketing, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. We plan to seek third party partners for indications and in territories, such as outside North America, which may require more extensive sales and marketing capabilities. The establishment and development of our own sales force to market any products we may develop in North America will be expensive and time consuming and could delay any product launch, and we cannot be certain that we would be able to successfully develop this capacity. If we are unable to establish our sales and marketing capability or any other non-technical capabilities necessary to commercialize any products we may develop, we will need to contract with third parties to market and sell any products we may develop in North America. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

The commercial success of any product that we may develop depends upon market acceptance among physicians, patients, health care payors and the medical community.

Even if any product we may develop obtains regulatory approval, our products, if any, may not gain market acceptance among physicians, patients, health care payors and the medical community. The degree of market acceptance of any of our approved products will depend on a number of factors, including:

  our ability to provide acceptable evidence of safety and efficacy;

  relative convenience and ease of administration;

  the prevalence and severity of any adverse side effects;

  availability of alternative treatments;

  pricing and cost effectiveness;

  effectiveness of our or our collaborators’ sales and marketing strategies; and

  our ability to obtain sufficient third party coverage or reimbursement.

If any of our product candidates is approved, but does not achieve an adequate level of acceptance by physicians, healthcare payors and patients, we may not generate sufficient revenue from these products and we may not become profitable.

We are subject to uncertainty relating to health care reform measures and reimbursement policies which, if not favorable to our product candidates, could hinder or prevent our product candidates’ commercial success.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care costs to contain or reduce costs of health care may adversely affect one or more of the following:

  our ability to set a price we believe is fair for our products;

  our ability to generate revenues and achieve profitability;

  the future revenues and profitability of our potential customers, suppliers and collaborators; and

  the availability of capital.

In certain foreign markets, the pricing of prescription drugs is subject to government control and reimbursement may in some cases be unavailable. In the United States, given recent federal and state government initiatives directed at lowering the total cost of health care, Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription drugs and the reform of the Medicare and Medicaid systems. For example, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 provided a new Medicare prescription drug benefit beginning in 2006 and mandates other reforms. We are not yet able to assess the full impact of this legislation and it is possible that the new Medicare prescription drug benefit, which will be managed by private health insurers and other managed care organizations, will result in decreased reimbursement for prescription drugs, which may further exacerbate industry-wide pressure to reduce prescription drug prices. This could harm our ability to market our products and generate revenues. It is also possible that other proposals having a similar effect will be adopted.

Our ability to commercialize successfully any product candidates we advance into clinical trials will depend in part on the extent to which governmental authorities, private health insurers and other organizations establish appropriate coverage and reimbursement levels for the cost of our products and related treatments. Third party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States, which could significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for our product candidates or exclusion of our product candidates from coverage and reimbursement programs. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could significantly reduce our revenues from the sale of any approved product.

We plan to increase the size of our organization, and we may experience difficulties in managing growth.

In the future, we plan to expand our managerial, operational, financial and other resources in order to manage and fund our operations, continue our research and development and collaborative activities, progress our product candidates through clinical development and eventually commercialize any product candidates for which we are able to obtain regulatory approval. It is possible that our management and scientific personnel, systems and facilities currently in place may not be adequate to support this future growth. Our need to effectively manage our operations, growth and various projects requires that we:

  manage our internal research and development efforts effectively while carrying out our contractual obligations to collaborators and other third-parties;

  continue to improve our operational, financial and management controls, reporting systems and procedures;

  set up marketing, sales, distribution and other commercial operations infrastructure if any of our product candidates obtain regulatory approval; and

  attract and retain sufficient numbers of talented employees.

We may be unable to successfully implement these tasks on a larger scale and, accordingly, may not achieve our research, development and commercialization goals.

If we fail to attract and keep key management and scientific personnel, we may be unable to successfully develop or commercialize our product candidates.

We will need to expand and effectively manage our managerial, operational, financial and other resources in order to successfully pursue our research, development and commercialization efforts for any future product candidates.

Our success depends on our continued ability to attract, retain and motivate highly qualified management and chemists, biologists, and preclinical and clinical personnel. The loss of the services of any of our senior management, could delay or prevent the clinical development and potential commercialization of our product candidates. We do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees. We employ these individuals on an at-will basis and their employment can be terminated by us or them at any time, for any reason and with or without notice. We have scientific and clinical advisors who assist us in formulating our research, development and clinical strategies. These advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

We may not be able to attract or retain qualified management and scientific personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will impede significantly the achievement of our research and development objectives, our ability to raise additional capital and our ability to implement our business strategy. In particular, if we lose any members of our senior management team, we may not be able to find suitable replacements and our business may be harmed as a result.

We expect our net operating losses to continue for at least several years, and we are unable to predict the extent of future losses or when we will become profitable, if ever.

We have incurred substantial net operating losses since our inception. We expect our annual net operating losses to continue over the next several years as we conduct our research and development activities, and incur preclinical and clinical development costs. Because of the numerous risks and uncertainties associated with our research and development efforts and other factors, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We will need to commence clinical trials, obtain regulatory approval and successfully commercialize a product candidate or product candidates before we can generate revenues which would have the potential to lead to profitability.

We currently lack a significant continuing revenue source and may not become profitable.

Our ability to become profitable depends upon our ability to generate significant continuing revenues. To obtain significant continuing revenues, we must succeed, either alone or with others, in developing, obtaining regulatory approval for, and manufacturing and marketing product candidates with significant market potential. However, we cannot guarantee when, if ever, our products revenues alone will not be sufficient to lead to profitability.

Our ability to generate continuing revenues depends on a number of factors, including:

  obtaining new collaborations and commercial agreements;

  performing under current and future collaborations, commercial agreements and grants, including achieving milestones;

  successful completion of clinical trials for any product candidate we advance into clinical trials;

  achievement of regulatory approval for any product candidate we advance into clinical trials; and

  successful sales, manufacturing, distribution and marketing of our future products, if any.

If we are unable to generate significant continuing revenues, we will not become profitable, and we may be unable to continue our operations.

We may incur substantial liabilities from any product liability claims.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials, and will face an even greater risk if we sell our product candidates commercially. An individual may bring a liability claim against us if one of our product candidates causes, or merely appears to have caused, an injury. If we cannot successfully defend ourselves against the product liability claim, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in any one or a combination of the following:

  decreased demand for our product candidates;

  injury to our reputation;

  withdrawal of clinical trial participants;

  costs of related litigation;

  substantial monetary awards to patients or other claimants;

  loss of revenues; and

  the inability to commercialize our product candidates.

We plan to obtain product liability insurance. However, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost and we may not be able to obtain insurance coverage that will be adequate to satisfy any liability that may arise.

Our success depends upon our ability to protect our intellectual property and our proprietary technologies.

Our commercial success depends on obtaining and maintaining patent protection and trade secret protection for our product candidates, proprietary technologies and their uses, as well as successfully defending these patents against third party challenges. There can be no assurance that our patent applications will result in patents being issued or that issued patents will afford protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around, or invalidated by third parties. Even issued patents may later be found unenforceable, or be modified or revoked in proceedings instituted by third parties before various patent offices or in courts.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third party patents.

The degree of future protection for our proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example:

  we might not have been the first to file patent applications for these inventions;

  we might not have been the first to make the inventions covered by each of our pending patent applications and issued patents;

  others may independently develop similar or alternative technologies or duplicate any of our technologies;

  the patents of others may have an adverse effect on our business;

  it is possible that none of our pending patent applications will result in issued patents;

  our issued patents may not encompass commercially viable products, may not provide us with any competitive advantages, or may be challenged by third parties;

  our issued patents may not be valid or enforceable; or

  we may not develop additional proprietary technologies that are patentable.

Patent applications in the U.S. are maintained in confidence for up to 18 months after their filing. Consequently, we cannot be certain that we were the first to invent, or the first to file, patent applications on our compounds or drug candidates. We may not have identified all U.S. and foreign patents or published applications that may affect our business by blocking our ability to commercialize any drugs for which we are able to successfully develop and obtain regulatory approval.

Proprietary trade secrets and unpatented know-how are also very important to our business. Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with officers, consultants and advisors, third parties may still obtain this information or we may be unable to protect our rights. Enforcing a claim that a third party illegally obtained and is using our trade secrets or unpatented know-how is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secret information. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how, and we would not be able to prevent their use.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business.

Our commercial success also depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we and our collaborators are developing products. Because patent applications can take many years to issue, there may be currently pending applications which may later result in issued patents that our product candidates or proprietary technologies may infringe.

We may be exposed to, or threatened with, future litigation by third parties having patent, trademark or other intellectual property rights alleging that we are infringing their intellectual property rights. If one of these patents was found to cover our product candidates, research methods, proprietary technologies or their uses, or one of these trademarks was found to be infringed, we or our collaborators could be required to pay damages and could be unable to commercialize our product candidates or use our proprietary technologies unless we or they obtain a license to the patent or trademark, as applicable. A license may not be available to us or our collaborators on acceptable terms, if at all. In addition, during litigation, the patent or trademark holder could obtain a preliminary injunction or other equitable right which could prohibit us from making, using or selling our products, technologies or methods. In addition, we or our collaborators could be required to designate a different trademark name for our products, which could result in a delay in selling those products.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and biopharmaceutical industries generally. If a third party claims that we or our collaborators infringe its intellectual property rights, we may face a number of issues, including, but not limited to:

  infringement and other intellectual property claims which, with or without merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

  substantial damages for infringement, including treble damages and attorneys’ fees, which we may have to pay if a court decides that the product or proprietary technology at issue infringes on or violates the third party’s rights;

  a court prohibiting us from selling or licensing the product or using the proprietary technology unless the third party licenses its technology to us, which it is not required to do;

  if a license is available from the third party, we may have to pay substantial royalties, fees and/or grant cross licenses to our technology; and

  redesigning our products or processes so they do not infringe, which may not be possible or may require substantial funds and time.

There can be no assurance that third party patents containing claims covering our product candidates, technology or methods do not exist, have not been filed, or could not be filed or issued. Because of the number of patents issued and patent applications filed in our areas or fields of interest, particularly in the area of protein kinase inhibitors, we believe there is a significant risk that third parties may allege they have patent rights encompassing our product candidates, technology or methods. In addition, we have not conducted an extensive search of third party trademarks, so no assurance can be given that such third party trademarks do not exist, have not been filed, could not be filed or issued, or could not exist under common trademark law.

Other product candidates that we may develop, either internally or in collaboration with others, could be subject to similar risks and uncertainties.

Risks Relating To Our Common Stock

We have not paid any dividends, and do not foresee paying dividends in the future.

Payment of dividends on the common stock is within the discretion of our board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plans to declare any dividends in the foreseeable future.

There is a limited active trading market for our common stock, and if a market for our common stock does not further develop, our investors will be unable to sell their shares.

There is currently a limited active trading market for our common stock, and such a market may not further develop or be sustained. Our common stock is quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, but has traded sporadically.

We cannot provide our investors with any assurance that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

Our stock price may decline significantly upon the occurrence of events that are risks to our business and our plan of operations.

If a public market develops for our common stock, the market price of our shares is likely to be highly volatile. The market price of our common stock may decline as a result of the occurrence of any of the following events :

  technological innovations made or new products and services offered by our competitors;

  departures of our key personnel;

  sales of our common stock by us or by our current shareholders;

  our inability to integrate operations, technology, products and services;

  our inability to execute our plan of operations;

  our operating results being below expectations;

  our loss of any strategic relationship;

  industry developments that make our products redundant or reduce demand for our products;

  economic or other external factors that may reduce demand for our products; or

  our continuing to report operating losses.

Because we have a limited operating history with minimal revenues to date, our stock price may decline significantly as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is subject to the "Penny Stock" Rules of the SEC, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock is quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition, changes in financial condition and results of operations for the year ended September 30, 2006 and nine months ended June 30, 2007 should be read in conjunction with our audited consolidated financial statements and related notes for the year ended September 30, 2006 and interim consolidated financial statements and related notes for the nine months ended June 30, 2007.

Our Plan of Operations

Our plan of operations for the next twelve months is to:

(a)	undertake the pre-clinical studies and initiate Phase 1 Clinical tests for our two proprietary drug targets;

(b)	sign up the SAB members;

(c)	employ CROs; and

(d)	explore new in-licensing and acquisition candidates.

We anticipate that we will incur an aggregate of approximately $2 million in expenses for the next twelve months as follows:

(a)	salaries of $300,000;

(b)	overhead and travel expenses of $250,000; and

(c)	outsourced research to CROs of $1,450,000.

During the next twelve months, we anticipate that we will not generate any revenue, we had cash of $1,666 and a working capital deficit of $376,192 at June 30, 2007. We presently do not have sufficient funds to fund our operations for more than the next two months. Accordingly, we anticipate that we will require additional financing to enable us to pay our planned expenses for the next twelve months and pursue our plan of operations.

Subsequent to the 12 month period following the date of this Current Report, we will be required to obtain additional financing in order to continue to pursue our business plan. We believe that debt financing will not be an alternative for funding as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our business plan going forward. In the absence of such financing, our business plan will fail. Even if we are successful in obtaining equity financing to fund our business plan, there is no assurance that we will obtain the funding necessary to pursue our plan over the long-term.

We have achieved only minimal revenues to date. Accordingly, we are considered a development stage company. To date, we have only sold a minimal number of units of our InfraBlue technology, our revenues from these sales are substantially less than our operating costs and we have incurred significant operating losses since inception. Accordingly, our board of directors is currently evaluating the sale or abandonment of our InfraBlue technology.

Presentation of Financial Information

Effective August 31, 2005, we acquired 100% of the issued and outstanding shares of InfraBlue UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of InfraBlue UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of InfraBlue UK owning the majority of our issued and outstanding shares. Because Tomi Holdings Inc. (now InfraBlue (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by InfraBlue UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of InfraBlue (US) Inc. are included in our consolidated financial statements effective August 31, 2005. Our date of inception is the date of inception of InfraBlue UK, being February 18, 2004, and our financial statements are presented with reference to the date of inception of InfraBlue UK. Financial information relating to periods prior to August 31, 2005 is that of InfraBlue UK.

Critical Accounting Policies

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establish a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue from sales of our IRMA devices when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Foreign Currency Translations

Our functional currency is pounds sterling (“£”). Our reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:

i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date,

ii)	Non-monetary assets and liabilities, and equity at historical rates, and

iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses on re-measurement are included in determining net income for the period.

Translation of balances from the functional currency into the reporting currency is conducted as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

ii)	Equity at historical rates, and

iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon sale or liquidation of the net investment in the foreign entity the amount deferred will be recognized in income.

Results Of Operations – Three and Nine months Ended June 30, 2007 and 2006

References to the discussion below to fiscal 2007 are to our current fiscal year which will end on September 30, 2007. References to fiscal 2006 and fiscal 2005 are to our fiscal years ended September 30, 2006 and 2005, respectively.

					Cumulative
					From
					Incorporation
	For the Three	For the Three	For the Nine	For the Nine	February 18,
	Months Ended	Months Ended	Months Ended	Months Ended	2004 to
	June 30,	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006	2007

Sales	$2991	$10,731	$6,044	$31,630	$72,859

Direct Costs	24	7,533	2,810	23,450	52,668

Gross Profit	2,967	3,198	3,234	8,180	20,919

General and Administrative Expenses

Accounting and auditing	15,572	19,936	61,140	96,047	267,134
Consulting	67,457	-	201,076	2,125	248,139
Depreciation	314	318	1,030	939	3,680
Development	-	6,082	-	6,082	9,567
Filing fees	-	1,220	2,155	6,235	8,785
Intellectual property	-	-	-	2,500,000	2,500,000
Interest and bank charges	492	(1,403)	4,006	1,126	11,361
Investor relations	-	-	11,579	-	18,250
Legal	2,106	17,695	9,156	41,428	72,806
Marketing and promotion	-	42	-	2,974	37,310
Office and information technology	209	392	809	1,291	11,989
Rent	3,946	2,739	8,783	7,992	35,203
Salaries and wages	45	(2,224)	5,210	29,877	136,539
Sub-contractors	-	-	-	-	5,551
Test equipment	-	186	-	1,419	1,439
Travel	-	38	14	214	2,492
Total General and Administrative
Expenses	90,141	45,021	304,958	2,697,749	3,370,245

Loss from Operations	(87,174)	(41,823)	(301,724)	(2,689,569)	(3,350,054)

Other Income (Expense)
Gain on forgiveness of debt	-	-	-	-	869
Interest expense	(18)	(3,393)	(188)	(3,433)	(188)
Recovery of license fee	-	-	-	-	7,838
Foreign exchange gain (loss)	(4,345)	(187)	(4,429)	(785)	(5,601)
Net Loss	$(91,537)	$(45,403)	$(306,341)	$(2,693,787)	$(3,347,136)

Revenue

Our sales are comprised of sales of our IRMA devices.

We experienced our initial sales of our IRMA devices during fiscal 2005. We sold 74 devices during this period.

We continued to earn revenues from sales of our IRMA devices during the first nine months of fiscal 2007, although sales declined significantly during the third quarter. We recently experienced a decline in sales of our Infrablue products. We are now shifting our focus with the objective of achieving sales in the United States market. Our revenues decreased to $2,991 for the third quarter of fiscal 2007, compared to $10,731 for the third quarter of 2006, and to $6,044 for the first nine months of 2007 from $31,630 for the first nine months of 2006. We sold 20 IRMA devices during the first nine months of fiscal 2007.

Cost of Sales

Cost of sales is comprised of amounts that we have paid to Flander Oy for purchase of IRMA devices for resale.

Cost of sales decreased to $24 during the third quarter of fiscal 2007 from $7,553 during the third quarter of fiscal 2006. Cost of sales decreased to $2,810 for the first nine months of fiscal 2007 from $23,450 for the first nine months of fiscal 2006. Reduced costs of sales during fiscal 2007 reflect our decreased sales during the first nine months of fiscal 2007.

Gross Profit

Our gross profit during the third quarter of fiscal 2007 declined to $2,967 compared to $3,198 during the third quarter of fiscal 2006. Our gross profit during the first nine months of fiscal 2007 declined to $3,234 compared to $8,180 during the first nine months of fiscal 2006.

Salaries and Wages

Salaries and wages are primarily comprised of salary paid to Mitchell Johnson, our sole executive officer and employee.

Salaries and wages decreased to $45 for the third quarter of 2007 and $5,210 during the first nine months of fiscal 2007, compared to ($2,224) for the third quarter of fiscal 2006 and $29,877 during the first nine months of fiscal 2006, due to the agreement of Mr. Johnson to forgo his salary commencing April 1, 2006.

Consulting

Our consulting expenses are attributable to our consulting agreements as described below under “consulting agreements”.

Consulting expenses increased to $67,457 for the third quarter of 2007 and $201,076 during the first nine months of fiscal 2007, compared to $nil for the third quarter of fiscal 2006 and $2,125 during the first nine months of fiscal 2006, due to increased expenses under our consulting agreements.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements.

Accounting and auditing expenses decreased during the first three and nine months of fiscal 2007 compared to the first three and nine months of fiscal 2006 as a result of our completing our audited annual and unaudited interim financial statements prepared in connection with the filing of a registration statement with the SEC during fiscal 2006. Accounting and auditing expenses during the nine months ended June 30, 2007 have related to ongoing continuous reporting obligations under the Securities Exchange Act of 1934.

Legal

Legal expenses are attributable to legal fees paid to our legal counsel in connection with the completion of our corporate reorganization and our filing a registration statement with the SEC and becoming a reporting company under the Securities Exchange Act of 1934.

Legal expenses during the first three and nine months of fiscal 2007 compared to the first three and nine months of fiscal 2006 decreased as a result of our completing our corporate reorganization and preparing and filing of a registration statement with the SEC during fiscal 2006. Legal expenses during the nine months ended June 30, 2007 have related to ongoing continuous reporting obligations under the Securities Exchange Act of 1934.

Office and Information Technology

Office and information technology expenses are attributable to purchase of products including demonstration equipment, test equipment, competitor analysis and business machines.

Rent

Rent expense was attributable to amounts paid to Outlander Management on account of our rent of share office premises in London, England. This contract was replaced with our agreement with Azuracle in May 2005.

Intellectual Property

We expensed the intellectual property acquired in the first quarter of fiscal 2006 due to our determination that the cost of the intellectual property purchased during the current fiscal year does not meet the criteria for capitalization as set out in SFAS No. 86.

Results of Operations – Years Ended September 30, 2006 and 2005

References below to fiscal 2006 are to our fiscal year ended September 30, 2006. References to fiscal 2005 are to our fiscal year ended September 30, 2005.

			Cumulative
			From
			Incorporation
	For the Year	For the Year	(February 18,
	Ended	Ended	2004) to
	September 30,	September 30,	September 30,
	2006	2006	2006
	(Audited)	(Audited)	(Audited)
Sales	$34,857	$31,958	$66,815
Cost of Sales	26,168	23,690	49,858
Gross Profit	8,689	8,268	16,957
General and Administrative Expenses:
Intellectual Property (Note 4)	2,500,000	-	2,500,000
Accounting and auditing	144,510	32,061	205,994
Consulting	47,063	-	47,063
Legal	46,660	16,087	63,650

Salaries and wages	30,297	75,031	131,329
Rent	10,806	11,101	26,420
Interest expense	7,015	340	7,355
Investor relations	6,671	-	6,671
Filing fees	6,630	-	6,630
Development	6,168	3,399	9,567
Office and information technology	1,642	6,895	11,180
Test equipment	1,439	-	1,439
Depreciation	1,234	1,267	2,650
Travel	240	2,238	2,478
Marketing and promotion	83	28,532	37,310
Sub-contractors	-	5,551	5,551
	2,810,458	182,502	3,065,287

Loss from Operations	(2,801,769)	(174,234)	(3,048,330)
Other Income (Expense):
Foreign exchange loss	(610)	(562)	(1,172)
Gain on forgiveness of debt	869	-	869
Recovery of license fees	7,838	-	7,838
Loss for the Year	$(2,793,672)	$(174,796)	$(3,040,795)

Revenue

Our sales are comprised of sales of our IRMA devices.

We experienced our initial sales of our IRMA devices during fiscal 2005. We sold 74 devices during this period.

We continued to earn revenues from sales of our IRMA devices during the fiscal 2006. Our revenues increased to $34,857 during fiscal 2006 compared to $31,958 during fiscal 2005. We sold 109 IRMA devices during fiscal 2006.

Cost of Sales

Cost of sales is comprised of amounts that we have paid to Flander Oy for purchase of IRMA devices for resale.

Cost of sales increased to $26,168 during fiscal 2006 from $23,690 during fiscal 2005 and reflected our initial sales during these periods.

Gross Profit

Our gross profit during fiscal 2006 was $8,689 or 25% of sales, compared to $8,268 or 26% of sales during fiscal 2005. Our cumulative gross profit from incorporation (February 18, 2004) to September 30, 2006 was $16,957.

Intellectual Property

We expensed the intellectual property acquired in fiscal 2006 due to our determination that the cost of the intellectual property purchased during fiscal 2005 does not meet the criteria for capitalization as set out in SFAS No. 86.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements.

Accounting and auditing expenses increased during fiscal 2006 compared to fiscal 2005 as a result of our completing our audited annual and unaudited interim consolidated financial statements prepared in connection with the filing of a registration statement with the SEC and in connection with the preparation and filing of our quarterly reports with the SEC.

Legal

Legal expenses are attributable to legal fees paid to our legal counsel in connection with the completion of our corporate reorganization and our filing a registration statement with the SEC and becoming a reporting company under the Securities Exchange Act of 1934.

Legal expenses increased during fiscal 2006 compared to fiscal 2005 as a result of our completing our corporate reorganization and preparing and filing of a registration statement with the SEC and the preparation and filing of our quarterly reports with the SEC.

Salaries and Wages

Salaries and wages are primarily comprised of salary paid to Mitchell Johnson, our sole executive officer and employee.

Salaries and wages decreased to $30,297 during fiscal 2006 from $75,031 during fiscal 2005, which reflected the agreement of Mr. Johnson to forgo his salary commencing April 1, 2006. The reduction in salaries and wages also resulted from the fact that no shares were issued during fiscal 2006 to Mr. Johnson under his compensation agreement, whereas compensation shares had been issued during fiscal 2005.

Rent

Rent expense was attributable to amounts paid to Azuracle and to Outlander Management on account of our rent of share office premises in London, England. Our agreement with Outlander Management was replaced with our agreement with Azuracle in May 2005.

Office and Information Technology

Office and information technology expenses are attributable to purchase of products including demonstration equipment, test equipment, competitor analysis and business machines.

Office and information technology expenses declined significantly during fiscal 2006 compared to fiscal 2005 as we had completed development of our IRMA devices and are now selling IRMA devices.

Loss from Operations

Our loss from operations increased during fiscal 2006 compared to fiscal 2005 as a result of our increased business activity and our filing a registration statement with the Securities and Exchange Commission. We also incurred significant legal, accounting and auditing expenses during the year in connection with the reorganization of our business. Our loss from operations in fiscal 2006 also increased significantly from fiscal 2005 due to our intellectual property expense realized during this period.

Liquidity and Financial Resources

We had cash of $1,666 and working capital deficit of $376,192 as at June 30, 2007, compared to cash of $679 and a working capital deficit of $144,463 at September 30, 2006.

Plan of Operations

We estimate that our total expenditures over the next twelve months will be approximately $2,000,000, as outlined above under the heading “Plan of Operations”. We anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve months without our obtaining additional financing. We presently have cash to fund our operations for the next two months. Accordingly, we will require additional financing in order to enable us to sustain our operations for the next twelve months, as outlined above.

Cash used in Operating Activities

We used cash of $108,313 in operating activities during the first nine months of fiscal 2007 compared to cash used of $202,521 in operating activities during the first nine months of fiscal 2006.

We used cash of $260,804 in operating activities during fiscal 2006 compared to cash used of $148,213 in operating activities during fiscal 2005.

We have applied cash generated from our financing activities to fund cash used in operating activities.

Cash from Investing Activities

We did not use any cash in investing activities during the first nine months of fiscal 2007 or during the first nine months of fiscal 2006.

We did not use any cash in investing activities during fiscal 2006 compared to cash used of $2,089 in investing activities during fiscal 2005. We acquired cash of $135,688 upon our completion of our reverse acquisition transaction with Tomi Holdings Inc. Cash used in investing activities during the fiscal 2005 was attributable to purchases of equipment.

Cash from Financing Activities

We generated cash of $113,893 from financing activities during the first nine months of fiscal 2007 compared to cash of $110,334 generated from activities during the first nine months of fiscal 2006. Cash generated from financing activities was primarily due to loans received during the period.

We generated cash of $141,991 from financing activities during fiscal 2006 compared to cash of $141,831 generated from activities during fiscal 2005.

Cash generated from financing activities during fiscal 2006 included cash from the sale of convertible promissory notes to two investors in the aggregate principal amount of $100,500 in March 2006. Each convertible note is for a two year term from the date of advance and bears interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor has the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on each convertible loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 30, 2007, regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and

  each executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 128,897,568 shares of common stock outstanding as of November 30, 2007.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following November 30, 2007, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percentage of Common Stock(1)
Directors and Officers
Common Stock	Konstantinos Kardiasmenos (2) 4, Ptolemaion Str., Athens, Greece 11635	4,000,000	3.10%
Common Stock	David Cooper (2) 52 Queen Anne Street, London, England, W1G 8HL.	2,000,000	1.55%
Common Stock	All executive officers and directors as a Group (one person)	6,000,000	4.65%
5% Shareholders
Common Stock	InfraBlue Inc. (3) PO Box 556, Main Street, Charlestown, Island of Nevis	7,107,588	5.51%
Common Stock	Keydata Technology Partnership 3 LLP (4) 4 Bedford Row, London England	40,000,000	31.03%
Common Stock	Oxon Life Science Limited(5) Donegan, Zetlands, Nevis St. Kitts and Nevis, West Indies	14,000,000	10.86%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. We had 128,897,568 shares of our common stock issued and outstanding as of November 30, 2007.

(2)	This person was appointed as a director or officer of our Company upon completion of the acquisition of the Assets.

(3)	Garth Hochong is the founder and director of InfraBlue Inc. and exercises voting and dispositive power over the shares held by InfraBlue Inc.

(4)	Stewart Ford is the administrating partner for KeyData Technology Partnership 3 LLP and exercises voting and dispositive power over the shares held by the Keydata Technology Partnership 3 LLP.

(5)	Lars Christiansen is the Director of Oxon Life Science Limited and exercises voting and dispositive power over these shares held by Oxon Life Science Limited.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information relating to our directors and executive officers:

Name and Municipality of Residence	Age	Current Office with our Company	Director Since
Konstantinos Kardiasmenos Athens, Greece	31	Chief Executive Officer, Chief Financial Officer and a director	November 12, 2007

Name and Municipality of Residence	Age	Current Office with our Company	Director Since
David Cooper London, UK	56	Chairman and a director	November 12, 2007

The following is a description of the business backgrounds for our current directors and officers:

Konstantinos Kardiasmenos – Chief Executive Officer, Chief Financial Officer and a director

Konstantinos Kardiasmenos holds a Bachelor Degree in Economics and Politics from the University of Essex, England and a DEUG (Higher Diploma) in Langues Etrangeres Appliquees en Droit et Economie from University of Nanterre X, Paris and passed the English FSA Exam for Futures and Options Representative. He was registered with IMRO shortly after passing the FSA Exam.

At Titan Capital Management Ltd. (a fund management company in London), he held the position of Investment Manager and specialized in structured finance until 2001. At PMG SA (Athens based venture capital Company), he was Risk Manager from 2001 until 2004, advising the board of investment opportunities. In 2004, Mr. Kardiasmenos founded an independent business consulting firm, which consults clients in the shipping and retail industry and has also founded a men’s clothes retail company. He is currently the Commercial Project Manager of Coca-Cola HBC in Athens. Mr. Kardiasmenos speaks and writes fluently in English, French, Greek, and is proficient in Spanish and Italian. Mr. Kardiasmenos will devote approximately 60% of his time to our business.

David Cooper – Chairman and a director

David Cooper has thirty years experience in business development and corporate finance. His experience has been gained across a wide range of transactions and client projects. Mr. Cooper has a track record of success in the management and control of the full spectrum of business development and corporate finance activities for both emerging and major companies and has significant experience of both senior line and consulting roles. He has held senior positions in, and advises, leading international corporations, banks, holding groups and legal practices. He was the founder and from 1974 to date, has been a principal at DCA, a London based, independent business development and corporate finance practice focused in the new technology industries with an international clientele. He was the co-founder and from 2004 to date, has been a Partner at Quantum Capital Partners, which provides strategic and financial advice to high growth companies and helps its larger investment clients source, manage and exit investment positions. Mr. Cooper will devote approximately 60% of his time to our business.

Significant Employees

We currently do not have any significant employees other than our executive officers.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board.

Family Relationships

There are no family relationships among our directors and officers.

Board Committees

Our board of directors currently has not established an audit committee, nominating committee, compensation committee or any other committee. Accordingly, our board of directors presently performs the functions that would customarily be undertaken by such committees. Our board of directors may establish board committees in the future.

Involvement in Certain Legal Proceedings

None of our current or proposed directors or executive officers have been involved in any of the following events during the past five years:

1.         any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.         any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.         being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.         being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

Shareholder Communications

Our shareholders are able to send communications to our board of directors and officers at our offices set forth on the cover page of this Information Statement.

EXECUTIVE COMPENSATION

The following table sets forth information relating to the compensation paid to our Chief Executive Officer (who was our only executive officer and director) during fiscal 2007, 2006 and 2005:

Summary Compensation Table

						Non-	Non-
						Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal	Fiscal	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Mitchell	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Johnson	2006	28,018	Nil	Nil	Nil	Nil	Nil	Nil	28,018
	2005	65,793	Nil	Nil	Nil	Nil	Nil	3,103(1)	68,896

(1)	Comprised of the issuance of ordinary shares of InfraBlue Ltd. which were subsequently exchanged for shares of our common stock upon completion of our acquisition of InfraBlue Ltd.

Consulting Agreements

We have entered into a consulting agreement with Konstantinos Kardiasmenos dated November 27, 2007 pursuant to which he has agreed to act as a director and chief executive officer of our Company, and provide business advisory services to us, for a period of two years. The agreement may be extended for a further twelve months by mutual written agreement of the parties. In consideration for his services, we have agreed to issue to him 4,000,000 shares of our common stock. The agreement may be terminated by either party giving one month’s written notice to the other party: (i) if either party commits any material breach of its obligations under the agreement not cured within a reasonable period of time, or (ii) if either party commits an act of insolvency.

We have entered into a consulting agreement dated November 27, 2007 with David Cooper, pursuant to which he has agreed to act as a director and chairman of our board, and to provide scientific advice in connection with the business of the evaluation, acquisition and development of patents in the field of health care drug treatments, for a period of two years. The agreement may be extended for a further twelve months by mutual written agreement of the parties. In consideration for his services, we have agreed to issue to him 2,000,000 shares of our common stock. The agreement may be terminated by either party giving one month’s written notice to the other party: (i) if either party commits any material breach of its obligations under the agreement not cured within a reasonable period of time, or (ii) if either party commits an act of insolvency.

The foregoing description of the consulting agreements with Messrs. Kardiasmenos and Cooper does not purport to be complete, and is qualified in its entirety by reference to each agreement, a copy of each of which has been attached as an exhibit hereto.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants

We have not in the past granted any stock options or other equity awards to our directors or officers.

Exercises of Stock Options and Year-End Option Values

None of our directors or officers exercised any stock options (i) during our fiscal year ended September 30, 2007, or (ii) since the end of our fiscal year on September 30, 2007.

Outstanding Stock Options

Our directors and officers do not hold any options to purchase any shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Rebecca Poncini

Rebecca Poncini, our initial director and officer, acquired 500,000 shares of our common stock at a price of $0.001 per share. Rebecca Poncini paid a total purchase price of $500 for these shares on April 8, 2005.

Mitchell Johnson

Mitchell Johnson is a former officer and director of our Company. Prior to our acquisition of InfraBlue Ltd., Mr. Johnson was the managing director and a shareholder of InfraBlue Ltd. Under the share exchange agreement whereby we acquired InfraBlue Ltd. as our wholly-owned subsidiary, Mr. Johnson received 1,416,868 shares in our company in exchange for his shares in InfraBlue Ltd. Upon the acquisition of InfraBlue Ltd., Mr. Johnson was appointed to replace Ms. Poncini as our sole officer and director.

Mitchell Johnson was a party to an employment agreement with InfraBlue Ltd. dated April 1, 2004. In addition, pursuant to a letter agreement dated April 1, 2004, as amended on July 20, 2004, InfraBlue Ltd. appointed Mr. Johnson as a director and issued 245,000 ordinary shares to him. These shares were exchanged for 1,416,868 shares of our common stock upon completion of our acquisition of InfraBlue Ltd. These agreements were terminated effective November 27, 2007.

InfraBlue Inc. (formerly PublicLock Inc.)

InfraBlue Ltd.’s initial corporate activities were funded by InfraBlue Inc. InfraBlue Ltd. entered into a loan agreement dated October 4, 2004 with InfraBlue Inc. whereby InfraBlue Inc. agreed to extend a secured loan facility to InfraBlue Ltd. in the maximum amount of £150,000 ($267,405, based on the foreign exchange rate on October 4, 2004 of $1.7827:£1.0000) . As at April 28, 2005, InfraBlue Ltd.’s outstanding debt to InfraBlue Inc. under the secured loan facility was £83,450 ($159,065, based on a foreign exchange rate on April 28, 2005 of $1.9061:£1.0000) . InfraBlue Ltd. and InfraBlue Inc. entered into a debt settlement agreement on April 28, 2005 whereby the outstanding debt was settled by the issuance to InfraBlue Inc. of 1,075,000 Ordinary A shares in the capital of InfraBlue Ltd. at a deemed value of £0.0776 per share. InfraBlue Inc. subsequently exchanged these shares for shares of our common stock upon completion of the share exchange agreement on August 31, 2005.

InfraBlue Inc. received 10,004,820 shares of our common stock on August 31, 2005 upon the completion of our acquisition of InfraBlue Ltd. pursuant to the Share Exchange Agreement. These shares were issued by us in exchange for InfraBlue Inc.’s shares in InfraBlue Ltd.

InfraBlue Inc. had acquired the InfraBlue Technology effective September 12, 2003 for £150,000 ($248,400, based on the foreign exchange rate on September 12, 2003 of $1.6560:£1.0000) in cash consideration. InfraBlue Inc. subsequently granted licenses to four entities on October 6, 2003, with each entity acquiring rights to exploit the InfraBlue Technology and commercialize the IRMA device in a different territory. On October 13, 2003, InfraBlue Inc. sold its rights in the InfraBlue Technology and the IRMA device to the Keydata Partnership, subject to the four licenses. InfraBlue Inc. entered into an agreement with the Keydata Partnership dated November 1, 2005 to purchase from Keydata Partnership a wholly-owned subsidiary that then held the intellectual rights in the InfraBlue Technology and the IRMA device. The wholly-owned subsidiary was a newly incorporated company that was incorporated for the purpose of completing the sale of the intellectual rights in the InfraBlue Technology and the IRMA device by Keydata Partnership to InfraBlue Inc.

We purchased the InfraBlue Technology from InfraBlue Inc. on November 30, 2005 pursuant to an intellectual property acquisition agreement between us and InfraBlue Inc. dated November 1, 2005. This acquisition followed the purchase by InfraBlue Inc. of the intellectual property from the Keydata Partnership. We issued 10,000,000 shares of our common stock to InfraBlue Inc. in consideration of these intellectual property assets. InfraBlue Inc. in turn paid as consideration 10,000,000 shares of our common stock to the Keydata Partnership in connection with the acquisition of the subsidiary of the Keydata Partnership that held the InfraBlue Technology. The determination of the number of shares issued for the intellectual property assets and subsequently transferred to the Keydata Partnership was determined by arms-length negotiation with the Keydata Partnership as the lowest number of shares of our common stock that the Keydata Partnership was prepared to accept as consideration for the transfer of the intellectual property assets. The Keydata Partnership was not one of our shareholders at the time of the negotiation of this transaction. Mr. Paul Carter was the representative of the Keydata Partnership in the negotiation of this transaction. Mr. Carter is not a director, officer or shareholder of either InfraBlue Inc. or InfraBlue.

Oxon Life Science Limited

In connection with the acquisition of the Assets of Oxon, we issued to Oxon shares of our common stock representing approximately 11% of our issued and outstanding shares.

Other Transactions

The following are related party transactions as of June 30, 2007:

(a)

The amounts due to related parties of $156,001 (September 30, 2006 - $56,135) are non-interest bearing and due on demand. Included in due to related parties are $5,221 (September 30, 2006 - $4,879) owing to a corporate shareholder of the Company, $33,808 (September 30, 2006 - $15,917) owing to two separate companies with a director in common with a corporate shareholder of the Company and $116,972 (September 30, 2006 - $35,339) owing to a company with an officer in common with a corporate shareholder of the Company;

(b)

by employment agreement dated April 1, 2004 and amended July 20, 2004, the Company agreed to pay Mitchell Johnson, the Managing Director, $51,618 (GBP28,000) per annum plus 236,143 common shares every three months to a maximum of 1,416,868 shares. As at September 30, 2005, the maximum common shares have been issued. During the period ended June 30, 2007, $5,112 (June 30, 2006 - $28,867) was paid to the Managing Director in cash; and

(c)	During the period ended June 30, 2007, the Company paid or accrued the following fees:

	(i)	$8,783 (June 30, 2006 - $7,992) for rent to a company with directors in common with a corporate shareholder of the Company; and

	(ii)	$88,884 (June 30, 2006 - $Nil) for consulting services to a company with an officer in common with a corporate shareholder of the Company.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of November 30, 2007, there were 128,897,568 shares of our common stock issued and outstanding held by 112 stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date hereof, there are 433,592 warrants to purchase our securities outstanding. We may issue additional warrants in the future.

Options

As of the date hereof, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We had issued convertible promissory notes to two investors in the aggregate principal amount of $100,500. The convertible promissory notes were issued in respect of an advance to us by the first investor of $50,000 on February 22, 2006 and an advance to us by the second investor of $50,500 on March 13, 2006. Each convertible promissory note and related interest was converted into an aggregate of 433,592 units on February 28, 2007 at a conversion rate of $0.25 per unit, with each unit being comprised of one share of one common stock and one common stock purchase warrant exercisable at a price of $0.50 per share for the first note and $0.25 per share for the second note for one year.

Other than as provided herein, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock as of the date hereof. We may issue such convertible or exchangeable securities in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of our common stock are quoted on the OTC Bulletin Board under the symbol NXGB. Our common stock became eligible for trading on the OTC Bulletin Board on September 29, 2006.

There were no high and low bid prices for our common stock during fiscal year ended September 30, 2006 and up to August 31, 2007. The following table sets forth the high and low bid prices for our shares of common stock for the periods indicated. These quotations reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not reflect actual transactions.

Month Ended	High Bid	Low Bid
September 2007	$0.35	$0.20
October 2007	$0.39	$0.15

Holders of Our Common Stock

As at November 30, 2007, we had 112 registered holders of our common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

The 14,000,000 post-split shares of our common stock issued pursuant to the Asset Purchase Agreement to Oxon were issued in an offshore transaction (as defined in Rule 902 under Regulation S under the Securities Act) in reliance on Regulation S under the Securities Act, based upon representations made by Oxon.

Registration Rights

We have not granted registration rights with respect to any securities we have issued and outstanding.

Equity Compensation Plans

We do not have any equity compensation plans as of the date of this Current Report.

LEGAL PROCEEDINGS

We are not currently a party to any material legal proceedings and, to our knowledge, none are threatened or contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Staley, Okada & Partners, Chartered Accountants (“Staley, Okada”), resigned as the principal independent registered public accounting firm of the Company effective January 16, 2007. In view of this resignation, the Company engaged Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, as its principal independent registered public accounting firm effective January 22, 2007. The decision to change its principal independent registered public accounting firm was approved by the Company’s board of directors.

The report of Staley, Okada dated November 2, 2006 on the consolidated balance sheets of the Company as at September 30, 2006 and 2005 and the related consolidated statements of changes in stockholders’ deficiency, operations, and cash flows for each of the years ended September 30, 2006 and 2005 and the period from incorporation (February 18, 2004) to September 30, 2006, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

In connection with the audit of the period from incorporation (February 18, 2004) to September 30, 2006 through to the date of their resignation, there were no disagreements between the Company and Staley, Okada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Staley, Okada would have caused them to make reference thereto in their report on the Company’s audited consolidated financial statements.

The Company has provided Staley, Okada with a copy of the foregoing disclosures and requested in writing that Staley, Okada furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company received the requested letter from Staley, Okada wherein they have confirmed their agreement to the Company’s disclosures. A copy of Staley, Okada’s letter has been filed as an exhibit to our Current Report on Form 8-K filed January 22, 2007.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our Bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made bylaw;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our Bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our Bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons against liability under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

REPORTS TO SECURITY HOLDERS

You may read any materials filed with the Securities and Exchange Commission (the “SEC”) at its principal office in Washington, D.C. Copies of such materials may be obtained from the Public Reference Room of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission, including the Company.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

The 14,000,000 post-split shares of our common stock issued pursuant to the Asset Purchase Agreement to Oxon were issued in an offshore transaction (as defined in Rule 902 under Regulation S under the Securities Act) in reliance on Regulation S under the Securities Act, based upon representations made by Oxon.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the acquisition of the Assets of Oxon, Konstantinos Kardiasmenos and David Cooper were appointed as directors and officers of our Company and Mitchell Johnson resigned as a director and officer of the Company.

The following is a list of current officers and directors of the Company:

Director/Officer	Position with the Company

Konstantinos Kardiasmenos	Chief Executive Officer, Chief Financial Officer and a director

David Cooper	Chairman and a director

Information relating to our directors and officers is set forth under Item 2.01 of this Current Report and is incorporated by reference in this Item 5.02.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired.

None.

(b)         Pro Forma Consolidated Financial Statements.

None.

(c)         Exhibits.

Copies of the following documents are included as exhibits to this Current Report.

Exhibit Number	Description of Exhibit
3.1(2)	Articles of Merger
3.2(2)	Certificate of Change
10.1(1)	Asset Purchase Agreement dated October 12, 2007 among InfraBlue (US) Inc., NextGen Bioscience Inc. and Oxon Life Science Limited
10.2(3)	Consulting Agreement dated November 27, 2007 between NextGen Bioscience Inc. and Konstantinos Kardiasmenos
10.3(3)	Consulting Agreement between NextGen Bioscience Inc. and David Cooper dated November 27, 2007

(1)	Filed as an exhibit to our current report on Form 8-K filed with the SEC on October 17, 2007.
(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 1, 2007.
(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTGEN BIOSCIENCE INC.

Date: January 7, 2008	/s/ “Konstantinos Kardiasmenas”
Konstantinos Kardiasmenas
President, Chief Executive Officer, Principal Executive
Officer and a director

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